Exhibit 1.1

Execution Version

CUBESMART

Common Shares of Beneficial Interest
(par value $0.01 per share)

EQUITY DISTRIBUTION AGREEMENT

March 3, 2025

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

BMO Capital Markets Corp.
151 W 42nd Street, 32nd Floor
New York, New York 10036

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

BTIG, LLC

65 East 55th Street

New York, New York 10022

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Jefferies LLC
520 Madison Avenue
New York, New York 10022

Nomura Securities International, Inc.

(as forward seller through BTIG, LLC)

309 West 49th Street

New York, New York 10019

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

Truist Securities, Inc.

3333 Peachtree Road, NE 11th Floor

Atlanta, Georgia 30326

As Agents and/or Forward Sellers

Wells Fargo Bank, National Association

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Bank of America, N.A.

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Bank of Montreal
55 Bloor Street West, 18th Floor
Toronto, Ontario M4W 1A5
Canada

Barclays Bank PLC

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Jefferies LLC
520 Madison Avenue
New York, New York 10022

Nomura Global Financial Products, Inc.

309 West 49th Street

New York, New York 10019

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

Truist Bank

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

As Forward Purchasers

Ladies and Gentlemen:

CubeSmart, a Maryland real estate investment trust (the “Company”), and CubeSmart, L.P., a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), and each of Wells Fargo Securities, LLC, Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, Nomura Securities International, Inc., Regions Securities LLC and Truist Securities, Inc., each as sales agent or principal (except in the case of Nomura Securities International, Inc.) and, if applicable, forward seller (except in the case of BTIG, LLC, in which case the relevant forward seller is Nomura Securities International, Inc. (acting through BTIG, LLC as agent)) (in any such capacity, each an “Agent,” and, collectively, the “Agents”), and each of Wells Fargo Bank, National Association, Bank of America, N.A., Bank of Montreal, Barclays Bank PLC, Goldman Sachs & Co. LLC, Jefferies LLC, Nomura Global Financial Products, Inc., Regions Securities LLC and Truist Bank, each as forward purchaser under any Confirmation (as defined below) (in such capacity, each a “Forward Purchaser,” and, collectively, the “Forward Purchasers”), hereby agree to offer and sell from time to time, subject to the terms and conditions stated in this Equity Distribution Agreement (this “Agreement”), up to 13,510,817 (the “Maximum Amount”) of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Forward Seller (as defined below), then such Forward Seller shall be acting solely in its capacity as sales agent for a Forward Purchaser and not as sales agent for the Company with respect to the offering and sale of such Shares, and that, if Shares are offered or sold through any Agent acting as sales agent for the Company, then such Agent shall be acting solely in its capacity as sales agent for the Company and not as sales agent for any Forward Purchaser with respect to the offering and sale of such Shares. It is also understood and agreed by the parties hereto that, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as forward seller, mutatis mutandis.

The aggregate number of the Shares (as defined below) that may be sold pursuant to this Agreement shall not exceed the Maximum Amount. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth herein regarding the number of the Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and none of the Agents, Forward Sellers or Forward Purchasers shall have any obligation in connection with such compliance.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333- 270248), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company has furnished to the Agents and the Forward Purchasers, for use by the Agents and the Forward Purchasers, copies of the prospectus included as part of such registration statement, as amended and as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, as amended, when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in or incorporated by reference in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 430C under the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any Issuer Free Writing prospectus (as defined below), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System or Interactive Data Electronic Applications (collectively “EDGAR”).

To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company is not a Well-Known Seasoned Issuer or otherwise is unable to make the representations set forth in Section 1(a) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional Shares necessary to complete the sale of the Maximum Amount and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “base prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period (as defined below) for any Forward (as defined below), the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period.

“Applicable Time” means the date of this Agreement, each Representation Date (as defined in Section 4(m) of this Agreement), the date on which a Placement Notice is given, any date on which Shares are sold hereunder, each Settlement Date and each “Trade Date”, “Effective Date” and “Settlement Date” (each as defined under the applicable Confirmation), or such other time as agreed to by the Company, the Agents and the Forward Purchasers.

“Capped Number” means, for any Confirmation, the meaning set forth in such Confirmation.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 10.

“Confirmation” means a Confirmation, substantially in the form set forth in Schedule 6 or such other form as shall be agreed to by the Company and the Forward Purchaser, of the terms and conditions of a Transaction (as defined in such Confirmation) in relation to any Forward, by and between the Company and the Forward Purchaser, including all provisions incorporated by reference therein.

“Forward” means the transaction resulting from each Placement Notice (as defined below) (as amended by the corresponding Acceptance (as defined below), if applicable) specifying that it relates to a “Forward” and requiring a Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Confirmation, the Forward Hedge Shares.

“Forward Hedge Price” means, for any Confirmation, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Confirmation and (y) the “Adjusted Volume-Weighted Hedge Price” (as defined in such Confirmation).

“Forward Hedge Selling Commission Rate” means, for any Confirmation, the amount of any commission, discount or other compensation to be paid by the Company to the Forward Seller in connection with the sale of the Forward Hedge Shares, which shall be determined in accordance with the terms set forth on Schedule 4 and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable).

“Forward Hedge Selling Period” means, for any Confirmation, the period beginning on the “Trade Date” (as defined in such Confirmation) and ending on the earliest of (i) the “Hedge Completion Date” (as defined in such Confirmation), (ii) the “Early Valuation Date” (as defined in such Confirmation) and (iii) the occurrence of a “Bankruptcy Termination Event” (as defined in such Confirmation).

“Forward Hedge Settlement Date” means, for any Confirmation, unless specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), the first Trading Day following the date on which such sales are made.

“Forward Hedge Shares” means all Common Shares borrowed by a Forward Purchaser or its affiliate and offered and sold by a Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Seller” means when an Agent acts in its capacity as sales agent for its associated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares under this Agreement and any Confirmation; provided that BTIG, LLC is not acting as a Forward Seller.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires an Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuance Settlement Date” means, unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), the first Trading Day following the date on which such sales are made.

“Issuance Shares” means all Common Shares issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by an Agent or a Forward Seller on the New York Stock Exchange (the “NYSE”) hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means any Forward Hedge Settlement Date, any Issuance Settlement Date or any date on which Shares are delivered to an Agent as principal, as applicable.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable.

“Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

Section 1.      Representations and Warranties of the Transaction Entities. The Transaction Entities, jointly and severally, represent, warrant and covenant to each Agent and Forward Purchaser as of each Applicable Time, and agrees with each Agent and Forward Purchaser, as follows:

(a)            Status as a Well-Known Seasoned Issuer. (i) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (ii) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at any time the Transaction Entities or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) of the Securities Act made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer” as defined in Rule 405 of the Securities Act (without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405 of the Securities Act). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Transaction Entities on such an “automatic shelf registration statement.” The Transaction Entities have not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form. Any written communication that was an offer relating to the Shares made by the Transaction Entities or any person acting on their behalf (within the meaning, for this sentence only, of Rule 163(c) of the Securities Act) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163 of the Securities Act.

(b)            Compliance with Registration Requirements. The Transaction Entities meet the requirements for use of Form S-3 under the Securities Act and the Shares have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Transaction Entities, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was initially filed with the Commission and became effective under the Securities Act on the date hereof.

(c)            Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Registration Statement and any amendments thereto became effective, and at each deemed effective date with respect to the Agents or Forward Sellers, as applicable, pursuant to Rule 430B(f)(2) of the Securities Act, the Registration Statement and any amendments to the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(i)             At the respective times that the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) of the Securities Act or issued, at each Applicable Time, at each Settlement Date, and at any time when a prospectus is required (or, but for the provisions of Rule 172 of the Securities Act, would be required) by applicable law to be delivered in connection with sales of Shares (whether to meet the requests of purchasers pursuant to Rule 173(d) of the Securities Act or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)            The representations and warranties in Section 1(c) and Section 1(d) do not apply to statements in or omissions from the Registration Statement or the Prospectus or any Issuer Free Writing Prospectus (defined below) or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with the Agent Content (as hereinafter defined). “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act, relating to the Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) of the Securities Act, whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) of the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case, in the form furnished (electronically or otherwise) to any Agent or Forward Purchaser for use in connection with the offering of the Shares.

(iii)            Each Issuer Free Writing Prospectus relating to the Shares, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading.

(iv)           The copies of the Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 of the Securities Act and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Agents or Forward Purchasers, as applicable, in connection with the offering of the Shares (whether to meet the request of purchasers pursuant to Rule 173(d) of the Securities Act or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Agents, or Forward Sellers, as applicable, and any similar terms, include, without limitation, electronic delivery.

(d)            Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the respective times when they became or hereafter become effective or at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)            REIT Status. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) for each taxable year commencing with its taxable year ended December 31, 2004 and through its taxable year ended December 31, 2024, and its current and proposed organization and method of operation (as described in the Registration Statement and the Prospectus) will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2025 and thereafter.

(f)             Distribution of Offering Material by the Company. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation, the legending requirement.

(g)            The Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(h)            Enforceability of the Confirmations. The Confirmations have been duly authorized by the Company and, when executed, will constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms.

(i)             Authorization of the Shares. The Shares to be sold through the Agents, as principals or agents, or the Forward Sellers, as applicable, have been duly authorized for issuance pursuant to this Agreement and, when issued and delivered pursuant to this Agreement or any Confirmation, the Shares will be validly issued and fully paid and non-assessable; no holder of the Shares is or will be subject to personal liability by reason of being such a holder; the issuance and sale of the Shares to be sold by the Company pursuant to this Agreement or sale of the Shares by any Forward Sellers pursuant to any Confirmation are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person; and the delivery of the Shares being sold by the Company or the Forward Sellers against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, and without notice of any lien, claim or encumbrance. The certificates used by the Company to evidence the Shares are in valid and sufficient form.

(j)             Authorization of Shares Under the Confirmations. A number of Common Shares equal to the Capped Number have been duly authorized and reserved for issuance upon settlement of the Confirmations and, when issued and delivered by the Company to the Forward Purchasers pursuant thereto, against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the applicable Confirmation, the Common Shares so issued and delivered will be validly issued, fully paid and non-assessable free and clear of any claim, encumbrance or defect in title, and without notice of any lien, claim or encumbrance, and the issuance of such Common Shares will not be subject to any preemptive or other similar rights.

(k)            No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Transaction Entities or their subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Transaction Entities and their subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by either of the Transaction Entities or, except for dividends paid to either of the Transaction Entities or their subsidiaries or joint ventures, any of their subsidiaries or joint ventures on any class of capital shares or repurchase or redemption by either of the Transaction Entities or any of their subsidiaries or joint ventures of any class of capital shares.

(l)             Independent Accountants. KPMG LLP, who has certified the financial statements (which term as used in this Agreement includes the related notes thereto and any schedules) included or incorporated by reference in the Registration Statement and included or incorporated by reference in the Prospectus, is an independent registered public accounting firm with respect to the Transaction Entities as required by the Securities Act and the Exchange Act.

(m)           Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Prospectus present fairly the consolidated financial position of each of the Transaction Entities and their subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required under applicable law or the rules and regulations of the Commission to be included or incorporated by reference in the Registration Statement and the Prospectus. The selected historical operating and financial data set forth in or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information set forth therein on a basis consistent with that of the audited financial statements contained in, or incorporated by reference in, the Registration Statement and the Prospectus. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no pro forma financial statements or supporting schedules are required to be included or incorporated by reference into the Registration Statement or the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference into the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(n)            Formation and Good Standing of the Company and its Subsidiaries. (i) Each of the Company and its subsidiaries has been duly formed or organized and is validly existing and in good standing under the laws of the jurisdiction of its formation or organization, except with respect to any subsidiaries as would not have a Material Adverse Effect (as defined below), and (ii) the Company and each of its subsidiaries is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in each case where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Transaction Entities and their subsidiaries, considered as one entity (a “Material Adverse Effect”). Each of the Company and its subsidiaries has the entity power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and, in the case of the Company, to enter into, execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby to be consummated on its part. All of the issued and outstanding shares of beneficial interest and/or capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries and joint ventures listed on Schedule 7 attached hereto.

(o)            Formation and Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and has all limited partnership power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into, execute and deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby to be consummated on its part. The Company is the sole general partner of the Operating Partnership and, as of the date of this Agreement, owns a 99.5% interest in the Operating Partnership.

(p)            Capitalization and Other Capital Share Matters. The Company’s authorized and issued capitalization is as set forth in the documents incorporated by reference in the Registration Statement and the Prospectus and has not changed, except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements, benefit plans, outstanding options, warrants or convertibles securities, rights or other plans and arrangements referred to in the Registration Statement and the Prospectus. The Shares conform in all material respects to the description thereof contained or incorporated by reference in the Registration Statement and the Prospectus. All of the issued and outstanding capital shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with all federal and applicable state securities laws. None of the outstanding capital shares of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of beneficial interest of the Company or any of its subsidiaries other than those described in the Registration Statement and the Prospectus or as provided in the declaration of trust of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the Registration Statement and the Prospectus accurately present the information required to be shown with respect to such plans, arrangements, options and rights and all such plans have been approved or adopted in accordance with applicable law, rule or regulations, including without limitation, the rules of the NYSE. All of the issued and outstanding limited partnership units of the Operating Partnership (“Units”) have been duly authorized and validly issued, and have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws). The terms of the Units conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus or as provided in the partnership agreement of the Operating Partnership, (i) no Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Units or any other securities of the Operating Partnership.

(q)            Non-Contravention of Existing Instruments. Neither of the Transaction Entities nor any of their subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its declaration of trust, charter, certificate of limited partnership, by-laws, limited partnership agreement or other organizational documents, as the case may be, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which such Transaction Entity or subsidiary is a party or by which it may be bound, or to which any of the property or assets of a Transaction Entity or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over a Transaction Entity or subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii), for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(r)             No Further Authorizations or Approvals Required. The execution, delivery and performance of this Agreement and any Confirmation by each of the Transaction Entities and consummation of the transactions contemplated herein or therein by the Transaction Entities, by the Registration Statement and by the Prospectus (i) have been duly authorized by all necessary trust or limited partnership action, as applicable, and will not result in any Default under the declaration of trust or by-laws of the Company, the certificate of limited partnership or limited partnership agreement of the Operating Partnership or any organizational document of any subsidiary thereof, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Transaction Entities or any of their subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults or Debt Repayment Triggering Event or liens, charges or encumbrances that could not result in a Material Adverse Effect, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Transaction Entities or any of their subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Transaction Entities or any of their subsidiaries or any of their properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution and delivery by each of the Transaction Entities of, and the performance by each of the Transaction Entities of its respective obligations under this Agreement or any Confirmation and the consummation of the transactions contemplated hereby and thereby, except for (1) those that have been obtained or made by each of the Transaction Entities and are in full force and effect under the Securities Act, (2) as may be made or obtained under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”) or (3) any additional listing application for the Shares on the NYSE. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Transaction Entities or any of their subsidiaries.

(s)            No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Transaction Entities, threatened against or affecting the Transaction Entities or any of their subsidiaries, (i) which has as the subject thereof any officer, director or trustee of, or property owned or leased by, the Transaction Entities or any of their subsidiaries or (ii) relating to environmental or discrimination matters, where in either such case, (1) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to such Transaction Entity or subsidiary, or any officer, director or trustee of, or property owned or leased by, the Transaction Entities or any of their subsidiaries and (2) any such action, suit or proceeding, if so determined adversely, could reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement or any Confirmation.

(t)             Labor Matters. No labor problem or dispute with the employees of the Transaction Entities or any of their subsidiaries exists or, to the knowledge of the Transaction Entities, is threatened or imminent, and neither of the Transaction Entities is aware of any existing, threatened or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could reasonably be expected to have a Material Adverse Effect.

(u)            Intellectual Property Rights. The Transaction Entities and their subsidiaries own, possess, license or have other rights to use, or can acquire on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Transaction Entities’ businesses as now conducted or as proposed in the Registration Statement and the Prospectus to be conducted. Except as set forth in the Registration Statement and the Prospectus, no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Transaction Entities or their subsidiaries. There is no (i) to the knowledge of the Transaction Entities, infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Transaction Entities or their subsidiaries, (ii) pending or, to the knowledge of the Transaction Entities, threatened action, suit, proceeding or claim by others challenging the Transaction Entities’ or their subsidiaries’ rights in or to any Intellectual Property, and the Transaction Entities are unaware of any facts that would form a reasonable basis for any such claim, (iii) pending or, to the knowledge of the Transaction Entities, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Transaction Entities are unaware of any facts that would form a reasonable basis for any such claim, or (iv) pending or, to the knowledge of the Transaction Entities, threatened action, suit, proceeding or claim by others that either of the Transaction Entities’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Transaction Entities are unaware of any other fact that would form a reasonable basis for any such claim, except in each case, any such action, suit, proceeding or claim that would not, individually or in the aggregate, result in a Material Adverse Effect.

(v)            All Necessary Permits, etc. The Transaction Entities and each of their subsidiaries possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, as described in the Registration Statement and the Prospectus, except where failure to possess any such licenses, certificates, authorizations or permits would not, singly or in the aggregate, result in a Material Adverse Effect, and neither of the Transaction Entities nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(w)            Title to Properties. The Transaction Entities and each of their subsidiaries have good and marketable title to all the properties and assets owned or leased by the Transaction Entities and each of their subsidiaries (collectively, the “Properties”), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) as otherwise disclosed in the Registration Statement and the Prospectus or (ii) those which do not, singly or in the aggregate, materially affect the value of such Property and do not interfere with the use made or proposed to be made of such Property by the Transaction Entities, any subsidiary or a joint venture entity in which either of the Transaction Entities or any of their subsidiaries owns a minority interest. The real property, improvements, equipment and personal property held under lease by the Transaction Entities or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Transaction Entities or such subsidiary. The Operating Partnership or a subsidiary thereof has obtained title insurance on the fee interest in each of the Properties, in an amount that is commercially reasonable for each Property, but at least equal to the purchase price of each such Property. All such policies of insurance are in full force and effect.

(x)            Tax Law Compliance. The Transaction Entities and their consolidated subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for (i) any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings and (ii) any tax returns or taxes where failure to file or pay would not have a Material Adverse Effect. Each of the Transaction Entities has made appropriate provisions in its respective financial statements that are incorporated by reference into the Registration Statement (or otherwise described in the Prospectus) in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the respective Transaction Entity or any of its consolidated subsidiaries has not been finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(y)            Tax Classification of the Operating Partnership. The Operating Partnership has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal tax purposes throughout the period from its formation through the date hereof.

(z)            Company Not an “Investment Company”. Neither of the Transaction Entities is, and, after giving effect to the offering and sale of the Shares that may be sold pursuant to this Agreement and any Confirmation and the application of the proceeds thereof as described in the Registration Statement or the Prospectus, neither of the Transaction Entities will be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(aa)          Compliance with Reporting Requirements. Each of the Transaction Entities is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(bb)          Insurance. The Transaction Entities and their subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. To the knowledge of the Transaction Entities, all policies of insurance and fidelity or surety bonds insuring the Transaction Entities or any of their subsidiaries or their respective businesses, assets, employees, officers, directors and trustees are in full force and effect; the Transaction Entities and their subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no material claims by the Transaction Entities or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither of the Transaction Entities nor any such subsidiary has been refused any insurance coverage sought or applied for. Neither of the Transaction Entities has any reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(cc)          No Restrictions on Dividends or Other Distributions. No subsidiary of the Transaction Entities is currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Transaction Entities, from making any other distribution on such subsidiary’s capital stock, from repaying to the Transaction Entities any loans or advances to such subsidiary from the Transaction Entities or from transferring any of such subsidiary’s property or assets to the Transaction Entities or any other subsidiary of the Transaction Entities, except as described in or contemplated by the Registration Statement and the Prospectus.

(dd)          No Price Stabilization or Manipulation; Actively Traded Security. The Transaction Entities have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares. The Shares are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ee)          Related Party Transactions. There are no business relationships or related-party transactions involving either of the Transaction Entities or any of their subsidiaries or any other person required to be described in the Registration Statement or the Prospectus that have not been described, or incorporated by reference, as required.

(ff)            No Material Weakness in Internal Controls. Except as disclosed in the Registration Statement and the Prospectus, or in any document incorporated by reference therein, since the end of the Transaction Entities’ most recent audited fiscal year for the Transaction Entities, there has been (i) no material weakness in the Transaction Entities’ internal control over financial reporting (whether or not remediated) and (ii) no change in the Transaction Entities’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Transaction Entities’ internal control over financial reporting.

(gg)          Disclosure Controls. Each of the Transaction Entities maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information relating to such Transaction Entity and its consolidated subsidiaries and required to be disclosed by such Transaction Entity in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to such Transaction Entity’s management as appropriate to allow timely decisions regarding required disclosure. Each Transaction Entity has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15(e) under the Exchange Act.

(hh)          Internal Controls and Procedures. Each Transaction Entity maintains (i) effective internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii)            Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Code, so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of trustees of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a Common Share on the applicable Grant Date and no action has been taken by the Company that would be considered a “repricing” of such an award under the applicable listing standards of the national securities exchange on which the Common Shares are listed (if any) and (v) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company or any of its subsidiaries of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its results of operations or prospects.

(jj)            No Unlawful Contributions or Other Payments. Neither of the Transaction Entities nor any of their subsidiaries nor, to the knowledge of the Transaction Entities, any director, trustee, officer, agent, employee or affiliate of the Transaction Entities or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined herein), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Transaction Entities, their subsidiaries and, to the knowledge of the Transaction Entities, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(kk)          No Conflict with Money Laundering Laws. The operations of the Transaction Entities and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened.

(ll)            No Conflict with OFAC Laws. Neither of the Transaction Entities nor any of their subsidiaries nor, to the knowledge of the Transaction Entities, any director, trustee, officer, agent, employee, affiliate or representative of the Transaction Entities or any of their subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); nor are the Transaction Entities located, organized or resident in a country or territory that is the subject or target of Sanctions; and the Transaction Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is subject to any Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as a manager, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, neither of the Transaction Entities nor any of their subsidiaries have knowingly engaged in, and are not now knowingly engaged in, and will not engage in any dealings or transactions with any Person that, at the time of such dealing or transaction, is or was the subject or target of Sanctions or with or in any country or territory that is or was the target or the subject of Sanctions.

(mm)        Compliance with Laws. (i) Neither of the Transaction Entities nor any of their subsidiaries knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning any Properties or any part thereof which could have a Material Adverse Effect; (ii) each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; (iii) neither of the Transaction Entities nor any of their subsidiaries have received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and neither of the Transaction Entities nor any of their subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated could have a Material Adverse Effect; (iv) all liens, charges, encumbrances, claims, or restrictions on or affecting the Properties that are required to be described in the Registration Statement and the Prospectus are disclosed therein; (v) no lessee of any portion of any of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that could not have a Material Adverse Effect; (vi) all water, stormwater, sanitary sewer, electricity and telephone service are available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property other than as could not have a Material Adverse Effect; and (vii) no tenant under any lease pursuant to which the Transaction Entities or any of their subsidiaries leases the Properties has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal which, if exercised, could not have a Material Adverse Effect.

(nn)          Compliance with Environmental Laws. Except as otherwise disclosed in the Registration Statement and the Prospectus, (i) neither the Transaction Entities nor any of their subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Transaction Entities or their subsidiaries as described in the Registration Statement and the Prospectus under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor have the Transaction Entities or any of their subsidiaries received any written communication that alleges that either of the Transaction Entities or any of their subsidiaries is in violation of any Environmental Law, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which either of the Transaction Entities has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Transaction Entities or any of their subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the knowledge of the Transaction Entities, threatened against the Transaction Entities or any of their subsidiaries or any person or entity whose liability for any Environmental Claim the Transaction Entities or any of their subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the knowledge of the Transaction Entities, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Transaction Entities or any of their subsidiaries or against any person or entity whose liability for any Environmental Claim the Transaction Entities or any of their subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither of the Transaction Entities nor any of their subsidiaries is subject to any pending or, to the knowledge of the Transaction Entities, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(oo)          Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Transaction Entities conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Transaction Entities and their subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of their established reserves, the Transaction Entities reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as otherwise disclosed in the Registration Statement and the Prospectus.

(pp)          ERISA Compliance. Each of the Transaction Entities and its subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either of the Transaction Entities or their subsidiaries would have any liability; neither of the Transaction Entities nor any of their subsidiaries has incurred and reasonably expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Code, including the regulations and published interpretations thereunder; and each “pension plan” for which either of the Transaction Entities or their subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified and, to the knowledge of the Transaction Entities, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except in each case where such non-compliance, reportable events, liabilities or failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

(qq)         Brokers. Except as otherwise disclosed in the Registration Statement and the Prospectus, there is no broker, finder or other party that is entitled to receive from either of the Transaction Entities any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(rr)           No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by either of the Transaction Entities to or for the benefit of any of the officers, trustees or partners of the Company or the Operating Partnership, as applicable, or any of the members of any of their families, except as disclosed in the Registration Statement and the Prospectus.

(ss)          Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Transaction Entities and any of the Company’s trustees or the Transaction Entities’ officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt)           Statistical and Market Related Data. Nothing has come to the attention of the Transaction Entities that has caused the Transaction Entities to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(uu)          Compliance with the Americans with Disabilities Act. Each of the Properties is in compliance with all presently applicable provisions of the Americans with Disabilities Act, except for such failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vv)          NYSE Compliance. The outstanding Common Shares and the Shares to be sold by the Company from time to time hereunder, including shares issued and delivered by the Company in settlement of any Confirmation, have been approved for listing, subject only to official notice of issuance, on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act. The Company is in compliance with the rules and regulations of the NYSE, including, without limitation, the requirements for continued listing of the Common Shares on the NYSE, and there are no actions, suits or proceedings pending, threatened or, to the Company’s knowledge, contemplated, and the Company has not received any notice from the NYSE, regarding the revocation of such or otherwise regarding the delisting of the Common Shares from the NYSE nor has the Company taken any action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting any such Shares from the NYSE.

(ww)         FINRA Compliance. To the knowledge of the Transaction Entities, except as disclosed in the Registration Statement and the Prospectus, no trustee or officer of the Company has any association with any FINRA member

(xx)            Cyber Security. Except as disclosed in the Registration Statement and the Prospectus, (x)(i) to the knowledge of the Transaction Entities, there has been no security breach or other compromise of or relating to any information technology and computer systems, networks, hardware, software, data, or equipment of the Transaction Entities or any of their subsidiaries or of any data of the Transaction Entities’ or any of their subsidiaries’ respective customers, employees, suppliers, vendors that they maintain or that, to their knowledge, any third party maintains on their behalf (collectively, “IT Systems and Data”) that had, or would reasonably be expected to have had, individually or in the aggregate, a Material Adverse Effect, and (ii) the Transaction Entities and their subsidiaries have not received any written notice of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data that had, or would reasonably be expected to have had, a Material Adverse Effect; (y) the Transaction Entities and their subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the protection of IT Systems and Data from a security breach or unauthorized use, access, misappropriation, modification or other compromise, except as would not, in the case of this clause (y), individually or in the aggregate, have a Material Adverse Effect; and (z) the Transaction Entities and their subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a have a Material Adverse Effect.

(yy)          Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) regarding such financial or operational projection contained in any Prospectus Supplement or the Prospectus was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances as reasonably determined by the Company.

(zz)           Purchase and Sale of Shares by the Agents. The Company acknowledges and agrees to the Agents trading in the Common Shares, subject to the requirements of the Securities Act and the Exchange Act, for the Agents’ own account and for the account of their clients at the same time as sales of the Shares occur pursuant to this Agreement, any Confirmation or any agreement entered into pursuant to this Agreement, provided that the Company shall not be deemed to have authorized, instructed or directed any such trading by the Agent.

(aaa)        Officer’s Certificates. Any certificate signed by an officer of the Company and delivered to the Agents or Forward Purchasers or to counsel for the Agents or Forward Purchasers shall be deemed to be a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Agents or Forward Purchasers as to the matters covered thereby as of the date or dates indicated on such certificate.

(bbb)       Opinions. The Transaction Entities acknowledge that the Agents and Forward Purchasers and, for purposes of the opinions to be delivered pursuant to Section 4 hereof, counsel to the Transaction Entities and counsel to the Agents and Forward Purchasers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consent to such reliance.

Section 2.         Placements.

(a)            On the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, on any Trading Day during the Commitment Period on which the conditions set forth in Section 7 have been satisfied, the Company may issue and sell (in the case of an Issuance) or cause to be sold (in the case of a Forward) the Shares hereunder (each, a “Placement”), by the delivery of a notice to the Agent (in the case of an Issuance) or to the Forward Seller and the applicable Forward Purchaser (in the case of a Forward), in each case, by an email (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall specify whether it relates to an “Issuance” or a “Forward” and include the maximum number of Shares to be sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day, any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward (a “Placement Notice”), a form of which containing such minimum sales parameters necessary with respect to Issuances and Forwards is attached hereto as Schedule 1. The Placement Notice shall originate from any of the Authorized Company Representatives (as defined below), and shall be addressed to each of the individuals from the Agent or the Forward Seller and Forward Purchaser set forth on Schedule 5 hereto (as such schedule may be amended from time to time). In the case of a Forward, along with the Placement Notice, the Company shall deliver a Confirmation duly executed by the Company, with terms corresponding to such Placement. Each such Placement Notice shall serve as confirmation that as of the date of such Placement Notice, (i) all conditions to the delivery of such Placement Notice are satisfied and (ii) none of the Registration Statement, any applicable Issuer Free Writing Prospectuses (as supplemented by and taken together with the Registration Statement and the Prospectus) and the Prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)            If an Agent or a Forward Seller and a Forward Purchaser, as applicable, wish to accept such proposed terms included, in the case of an Issuance, in the Placement Notice (which the Agent may decline to do for any reason in their sole discretion) and, in the case of a Forward, the Placement Notice and Confirmation (which the Forward Seller and/or Forward Purchaser may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, such Agent or such Forward Seller and Forward Purchaser, as applicable, will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice was delivered to such Agent or such Forward Seller and Forward Purchaser, as applicable, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company on Schedule 2 and such Agent or such Forward Seller and Forward Purchaser, as applicable, set forth on Schedule 5 hereto, setting forth the terms that such Agent or such Forward Seller and Forward Purchaser, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent or the Forward Seller and Forward Purchaser, as applicable, until the Company delivers to the Agent or the Forward Seller and Forward Purchaser, as applicable, an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (an “Acceptance”), which email shall be addressed to all of the individuals from the Agent or the Forward Seller and Forward Purchaser, as applicable, set forth on Schedule 5, along with, in the case of a Forward, an amended Confirmation duly executed by the Company, with terms corresponding to such Placement (as amended). The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of an Agent’s or a Forward Seller’s and Forward Purchaser’s, as applicable, acceptance of the terms of the Placement Notice or upon receipt by an Agent or a Forward Seller and Forward Purchaser, as applicable, of the Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Shares has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of Section 2(a) above, the Company terminates the Placement Notice or, by notice to the Company by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company on Schedule 2, the Agent or the Forward Seller and Forward Purchaser, in their sole discretion, suspends, cancels or terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (iv) this Agreement is terminated pursuant to Section 10. With respect to an Issuance, it is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to an Agent and either (i) such Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended by such Agent, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and this Agreement. With respect to a Forward, it is expressly acknowledged and agreed that the Company, the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Shares unless and until (i) the Company delivers a Placement Notice to such Forward Seller and Forward Purchaser and either (x) such Forward Seller and Forward Purchaser accept the terms of such Placement Notice or (y) where the terms of such Placement Notice are amended by such Forward Seller or Forward Purchaser, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the applicable Confirmation, and (ii) the Forward Purchaser executes and delivers to the Company the applicable Confirmation and, in the case of an amended Confirmation, the Company executes and delivers to the Forward Seller and Forward Purchaser the amended Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. In the event of a conflict between the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable) and a Confirmation, the Confirmation will control.

(c)            (i) No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period, (ii) no Placement Notice may be delivered hereunder if the Selling Period specified therein would overlap in whole or in part with any Selling Period specified in any other Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered hereunder unless the Shares to be sold under all such previously delivered Placement Notices have all been sold, (iii) no Placement Notice or similar notice pursuant to any other similar “at the market” program of the Company may be delivered hereunder or thereunder if any Selling Period specified in the Placement Notice or similar notice pursuant to such other “at the market” program would overlap in whole or in part with any Unwind Period under any Confirmation (as defined in such Confirmation) entered into between the Company and any Forward Purchaser and (iv) no Placement Notice specifying that it relates to a “Forward” may be delivered if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a “Forward” hereunder, would result in the aggregate Capped Number under all Confirmations entered into or to be entered into between the Company and the Forward Purchaser exceeding 19.99% of the number of Common Shares outstanding as of the date of this Agreement.

(d)            Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by the Agent (in the case of an Issuance) or the Forward Seller and Forward Purchaser (in the case of a Forward) pursuant to this Section 2 may be delivered by telephone (confirmed promptly by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Agent (in the case of an Issuance) or the Forward Seller and Forward Purchaser (in the case of a Forward) set forth on Schedule 2 and Schedule 5, as applicable, which confirmation will be promptly acknowledged by the receiving party). For the avoidance of doubt, notices delivered by telephone must originate from one of the persons set forth on Schedule 2 (in the case of the Company) or Schedule 5 (in the case of the Agent or the Forward Seller and Forward Purchaser, as applicable).

Section 3.          Sale and Delivery of Shares.

(a)            The Company’s board of trustees, and certain officers acting pursuant to authority granted by the Company’s board of trustees (the “Senior Officers”), have delegated to certain officers and other employees of the Company, which are listed as authorized representatives of the Company on Schedule 2 hereto (the “Authorized Company Representatives”), the authority to negotiate the terms and conditions of and/or deliver instructions with respect to any sale of the Shares, all within the parameters established by the Company’s board of trustees and/or such Senior Officers.

(b)            On the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, upon the Agent’s acceptance of the terms of a Placement Notice specifying that it relates to an “Issuance” or upon receipt by an Agent of an Acceptance, as the case may be, and unless the sale of the Issuance Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, such Agent will, for the period specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Agent will provide written confirmation to the Company following the close of trading on the NYSE each day in which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the corresponding Sales Price, the Net Proceeds (as defined below) to the Company and the compensation payable by the Company to the Agent with respect to such sales. The Company acknowledges and agrees that (i) there can be no assurance that any Agent will be successful in selling Issuance Shares and (ii) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 3.

(c)            On the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein and in the applicable Confirmation, upon the Forward Purchaser and Forward Seller’s acceptance of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by the Forward Purchaser and Forward Seller of an Acceptance, as the case may be, and execution and delivery by all relevant parties of the related Confirmation, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or such Confirmation, such Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow a number of Forward Hedge Shares as close as reasonably practicable to the maximum number of Shares to be sold as specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Such Forward Seller will provide written confirmation to the Company and to the Forward Purchaser following the close of trading on the NYSE each day in which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the corresponding Sales Price of such Forward Hedge Shares and the Forward Hedge Price payable to such Forward Purchaser in respect thereof. Each of the Company, the Forward Seller and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser or any of its affiliates will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares, (ii) the Forward Seller will not incur any liability or obligation to the Company, the Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Shares borrowed by such Forward Purchaser or its affiliate for any reason other than a failure by such Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 3, and (iii) Forward Purchaser will not incur any liability or obligation to the Company, the Forward Seller, or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under this Section 3. In acting hereunder, the Forward Seller will be acting as an agent for the applicable Forward Purchaser and not as principal.

(d)            Promptly following the completion of the Forward Hedge Selling Period, the Forward Purchaser shall execute and deliver to the Company a Pricing Supplement (in the form set forth on Annex B to the applicable Confirmation), which shall set forth the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Hedge Completion Date” for such Forward and the “Initial Forward Price” (as defined in such Confirmation) for such Forward.

(e)            Notwithstanding anything herein to the contrary, any Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and the applicable Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 4(a) of the applicable Confirmation.

(f)             The Shares may be offered and sold (A) by any method permitted by law to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation (1) by means of ordinary brokers’ transactions (whether or not solicited), (2) to or through a market maker, (3) directly on or through the then existing trading market for the Common Shares, and (4) through an electronic communications network, or (B) by any other method permitted by applicable law and agreed to by the Company in writing, including without limitation (1) through an alternative trading system or any other market venue, (2) in the over-the-counter market, and (3) in privately negotiated transactions (including block trades).

(g)            Notwithstanding the foregoing, the Company shall not cause or request the offer or sale of any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of trustees, a duly authorized committee thereof or an Authorized Company Representative, and notified to the Agent or Forward Seller, as applicable, in writing. In addition, the Company or the Agent or Forward Seller, as applicable, may, upon notice to the other party hereto by telephone (confirmed promptly by facsimile or email, which confirmation will be promptly acknowledged by the Company or Agent or Forward Seller, as applicable), suspend the offering of the Shares under this Agreement or any Confirmation for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder or thereunder prior to the giving of such notice.

(h)            Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such shares, the aggregate number of Shares sold pursuant to this Agreement exceed the lesser of the Maximum Amount, or the aggregate number of Common Shares (i) available for issuance under the Prospectus and the then currently effective Registration Statement, (ii) authorized from time to time to be issued and sold under this Agreement by the Company’s board of trustees, a duly authorized committee thereof or an Authorized Company Representative, and notified to the Agent in writing, (iii) approved for listing on the NYSE, or (iv) the number of authorized but unissued Common Shares under the declaration of trust of the Company. In addition, under no circumstances shall any Shares be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of trustees, a duly authorized committee thereof or an Authorized Company Representative, and notified to the Agent or Forward Seller, as applicable, in writing.

(i)             If any party hereto believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the other parties and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of all parties.

(j)             The amount of any commission, discount or other compensation to be paid by the Company to the Agent, when the Agent is acting as agent, in connection with the sale of the Issuance Shares shall be determined in accordance with the terms set forth on Schedule 4. The gross proceeds (which shall be equal to the aggregate Sales Price of the applicable Issuance Shares) less the Agent compensation discussed above and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Issuance Shares (the “Net Proceeds”). The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required. The amount of any commission, discount or other compensation to be paid by the Company to the Forward Seller, when the Forward Seller is acting as forward seller, in connection with the sale of Forward Hedge Shares shall be determined in accordance with the terms set forth on Schedule 4.

(k)            Settlement for sales of the Issuance Shares sold by the Agent pursuant to this Agreement will occur on the Issuance Settlement Date. On each Issuance Settlement Date, the Issuance Shares sold through the Agent for settlement on such date shall be issued and delivered by the Company to the Agent against payment of the Net Proceeds for the sale of such Issuance Shares. Settlement for all such Issuance Shares shall be effected by free delivery of the Issuance Shares by the Company or its transfer agent to the Agent’s account, or to the account of the Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered Common Shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Issuance Shares on any Issuance Settlement Date, the Company shall (A) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agent any commission to which it would otherwise be entitled absent such default. The individuals listed on Schedule 3 to this Agreement and any replacement or additional individuals identified to the Agent in writing by an Authorized Company Representative shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Issuance Shares through DWAC for purposes of this Section 3. Settlement for sales of the Forward Hedge Shares will occur on the Forward Hedge Settlement Date. Unless otherwise agreed to by the Forward Purchaser and the Forward Seller, on each Forward Hedge Settlement Date, (i) the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account at the Depository Trust Company through DWAC or by such other means of delivery as many be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form and (ii) the Forward Seller will deliver the related aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(l)             The Shares shall be in such denominations and registered in such names as the Agent or Forward Seller, as applicable, may request in writing at least one full business day before the Settlement Date. The Company or a Forward Purchaser, as applicable, shall deliver the Shares, if any, through the facilities of The Depository Trust Company as described in the preceding paragraphs unless such Agent or such Forward Seller, as applicable, shall otherwise instruct.

(m)            Notwithstanding any other provision contained herein, if subsequent to a sale of the Shares and prior to the related Settlement Date there shall have occurred:

(i)            any general suspension of trading in securities on the NYSE or any limitation on prices for such trading or any restrictions on the distribution of securities established by the NYSE or by the Commission or by any federal or state agency or by the decision of any court,

(ii)           a suspension of trading of any securities of the Company on the NYSE,

(iii)          a banking moratorium declared either by federal or New York State authorities,

(iv)          any material disruption of clearance or settlement services or

(v)           any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or any material adverse change in the financial markets, and, in each case, (1) the effect of the occurrence of such event shall, in the reasonable judgment of the Agent or the Forward Seller, make it impracticable to proceed with the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, this Agreement and the Confirmation, if applicable, and (2) the Agent or the Forward Seller so notifies the Company, then, (W) the Agent or the Forward Seller shall not be required to deliver the applicable Net Proceeds or aggregate Forward Hedge Price on any Settlement Date for such Shares, (X) the Agent or the Forward Seller shall return to the Company or the Forward Purchaser, as applicable, the Shares, if any, delivered to it by the Company or the Forward Purchaser, as applicable, for settlement of such sale, (Y) the Company or the Forward Purchaser, as applicable shall not be required to deliver such Shares for settlement of such sale and (Z) the Company shall not be required to pay the Agent any commission in connection with such sale.

(n)            The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company (excluding sales of Shares in the circumstances described in Section 4(i)(i), (ii), (iii) and (iv)) shall be effected by or through only one Agent or Forward Seller, as the case may be, on any single given day and the Company shall in no event request that more than one Agent (whether acting as sales agent or Forward Seller) sell Shares on the same day; it being understood that the foregoing limitation shall not apply on any day on which no sales are made pursuant to this Agreement.

(o)            Notwithstanding any other provision of this Agreement, but subject to Section 3(p) below, the Company shall not offer or sell, or request the offer or sale of, any Shares and, by notice to the applicable Agents and, if applicable, Forward Purchasers in writing (including by email correspondence to each of the individuals of such Agent and Forward Purchaser set forth on Schedule 5 if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of such Agent and Forward Purchaser set forth on Schedule 5), shall cancel any instructions for the offer or sale of any Shares, and the Agents shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is in possession of material non-public information or (ii) except as provided in Section 3(p) hereof, at any time during the period commencing on the 10th business day prior to the date on which the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q under the Exchange Act or an Annual Report on Form 10-K under the Exchange Act (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(p)            Notwithstanding clause (ii) of Section 3(o) hereof, if the Company wishes to offer or sell any Shares to an Agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to the applicable Agents (and Forward Purchasers, as applicable) (with a copy to counsel for the Agents, Forward Sellers and Forward Purchasers) a Current Report on Form 8-K under the Exchange Act that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the applicable Agents (and Forward Purchasers, as applicable), and, prior to its filing, obtain the written consent of the applicable Agents (and Forward Purchasers, as applicable) to such filing (which consent shall not be unreasonably withheld), (ii) provide the applicable Agents (and Forward Purchasers, as applicable) with the certificate required under Section 4(m) hereof, the opinions required under Section 4(n) hereof and the comfort letter required under Section 4(p) hereof, (iii) afford the applicable Agents (and Forward Purchasers, as applicable) the opportunity to conduct a due diligence review in accordance with Section 4(k) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 3(p) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver the certificate required under Section 4(m) hereof, the opinions required under Section 4(n) hereof and the comfort letter required under Section 4(p) hereof, and (B) this Section 3(p) shall in no way affect or limit the operation of clause (i) of Section 3(o) hereof, which shall have independent application.

Section 4.      Covenants of the Transaction Entities. The Transaction Entities, jointly and severally, covenant and agree with each Agent and each Forward Purchaser as follows:

(a)            Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will promptly notify the Agents and the Forward Purchasers of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference therein, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the request of an Agent or a Forward Purchaser, as the case may be, any amendments or supplements to the Registration Statement or Prospectus that, in the reasonable opinion of such Agent or Forward Purchaser, as the case may be, may be necessary or advisable in connection with the distribution of the Shares by such Agent or Forward Purchaser (provided, however, that the failure of such Agent or Forward Purchaser to make such request shall not relieve the Company of any obligation or liability hereunder, or affect such Agent’s or Forward Purchaser’s right to rely on the representations and warranties made by the Transaction Entities in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference into the Registration Statement, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to the Agents and the Forward Purchasers within a reasonable period of time before the filing and the Agents and the Forward Purchasers have not reasonably objected thereto (provided, however, that the failure of the Agents or the Forward Purchasers to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ or the Forward Purchasers’ right to rely on the representations and warranties made by the Transaction Entities in this Agreement) and the Company will furnish to the Agents and the Forward Purchasers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference into the Registration Statement, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b)            Notice of Commission Stop Orders. The Company will advise the Agents and the Forward Purchasers, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)            Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Shares is required by the Securities Act or the Exchange Act to be delivered with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agents and the Forward Purchasers, as applicable, to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)            Listing of Shares. During any period in which the Prospectus relating to the Shares is required to be delivered by an Agent or a Forward Purchaser, as applicable under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Shares to be listed on the NYSE and to qualify the Shares for sale under the securities laws of such jurisdictions as the Agents and/or the Forward Purchasers reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign entity or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)            Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(f)             Delivery of Registration Statement and Prospectus. The Company will furnish to each Agent and each Forward Purchaser and their respective counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as each Agent or each Forward Purchaser may from time to time reasonably request and, at any Agent’s or Forward Purchaser’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Shares may be made. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to each Agent and Forward Purchaser will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, the Company will not be required to furnish any document (other than the Prospectus) to any Agent or Forward Purchaser to the extent such document is available on EDGAR.

(g)            Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. “Earnings statement” and “make generally available” will have the meanings contained in Rule 158 under the Securities Act.

(h)            Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(i)             Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide the applicable Agent or Forward Purchaser with prior written notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iii) the issuance or sale of Common Shares pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to the Agents and the Forward Purchasers in advance, (iv) any Common Shares issuable upon the redemption of outstanding Units in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended, or (v) the issuance of Common Shares to be offered and sold through an Agent or Forward Seller pursuant to this Agreement or any Confirmation or pursuant to any terms agreement entered into pursuant to this Agreement.

(j)             Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Shares, advise the Agents or the Forward Purchasers, as applicable, promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents or Forward Purchasers, as applicable, pursuant to this Agreement.

(k)            Due Diligence Cooperation. The Transaction Entities will cooperate with any reasonable due diligence review conducted by the Agents and the Forward Purchasers or their respective agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as any of the Agents or the Forward Purchasers may reasonably request.

(l)             Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K in respect of any quarter in which sales of Shares were made under this Agreement, and/or, at the Company’s option, in a Current Report on Form 8-K, the number of Shares sold under this Agreement and the Net Proceeds to the Company with respect to such sales.

(m)            Representation Dates; Certificate. On the date hereof, on or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and (i) each time the Company (1) files a Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares; (2) files an Annual Report on Form 10-K under the Exchange Act; (3) files a Quarterly Report on Form 10-Q under the Exchange Act; or (4) files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act or an Earnings 8-K, (ii) each time that Shares are delivered to an Agent as principal on a Settlement Date or (iii) at any other time reasonably requested by an Agent or a Forward Purchaser (each date of filing of one or more of the documents referred to in clauses (m)(i)(1) through (m)(i)(4), each time that Shares are delivered to an Agent as principal on a Settlement Date and any time of request pursuant to this Section 4(m) shall be a “Representation Date”); the Company shall furnish the Agents and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit 4(m) as promptly as possible and in no event later than the earlier of (A) the first Applicable Time relating to the first contract of sale of any Shares following a Representation Date or (B) three (3) Trading Days of such Representation Date. The requirement to provide a certificate under this Section 4(m) shall be deemed automatically waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date, at which time such automatic waiver shall apply again if no Placement Notice is pending at that time; provided, however, that such waiver shall not apply for any Representation Date on which the Company files an Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents and Forward Purchasers with a certificate under this Section 4(m), then before the Company delivers the Placement Notice or any Agent sells any Shares, the Company shall provide the Agents and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit 4(m), dated the date of the Placement Notice.

(n)            Legal Opinion of Counsel for the Transaction Entities. On the date hereof and not later than the earlier of (A) the first Applicable Time relating to the first contract of sale of any Shares following a Representation Date or (B) three (3) Trading Days of such Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 4(m) for which no waiver is applicable, the Company shall cause to be furnished to the Agents and the Forward Purchasers written opinions of Troutman Pepper Locke LLP (“Transaction Entities’ Counsel”), or other counsel satisfactory to the Agents and the Forward Purchasers, in form and substance satisfactory to the Agents and the Forward Purchasers and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit 4(n)(1) and Exhibit 4(n)(2), respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Agents and the Forward Purchasers with a letter to the effect that the Agents and the Forward Purchasers may rely on a prior opinion delivered under this Section 4(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o)            Legal Opinion of the Counsel for the Agents and the Forward Purchasers. On the date hereof, on or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 4(m) for which no waiver is applicable, Vinson & Elkins L.L.P. shall deliver to the Agents and the Forward Purchasers a written opinion, in form and substance satisfactory to the Agents and the Forward Purchasers, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Agents and the Forward Purchasers with a letter to the effect that the Agents and the Forward Purchasers may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p)            Comfort Letter. On the date hereof and not later than the earlier of (A) the first Applicable Time relating to the first contract of sale of any Shares following a Representation Date or (B) three (3) Trading Days of such Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 4(m) for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus), to furnish the Agents and the Forward Purchasers a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)            Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Agents or Forward Sellers; provided, however, that the Company may bid for and purchase its Shares in accordance with Rule 10b-18 under the Exchange Act; and provided further, that (1) no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Shares pursuant to this Agreement and (2) the Company agrees to suspend any pending Placement Notice and to promptly provide notice of the same to the Agents upon determining to make such bids or purchases in accordance with Rule 10b-18 under the Exchange Act.

(r)            Insurance. The Transaction Entities and their subsidiaries shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(s)            Compliance with Laws. The Transaction Entities and their subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Transaction Entities and their subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses, authorizations and applicable laws could not reasonably be expected to result in a Material Adverse Effect.

(t)            Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the Agents and the Forward Purchasers and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of each party.

(u)            REIT Treatment. The Company currently intends to continue to qualify as a REIT under the Code and will use all reasonable efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement; unless the Company’s board of trustees in good faith determines by resolution that it is in the best interests of the Company’s shareholders not to meet such requirements.

(v)            Investment Company Act. The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and will in the future use its reasonable best efforts to ensure that the neither of the Transaction Entities will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(w)            Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(x)            No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and an Agent in its capacity as principal or agent hereunder or a Forward Seller as agent hereunder, as applicable, the Company (including its agents and representatives, other than the applicable Agent or Forward Purchaser, in their respective capacities as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by an Agent as principal or agent hereunder or by a Forward Seller as agent hereunder.

(y)            Sarbanes-Oxley Act. The Transaction Entities and their subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s trustees’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Transaction Entities and their subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Transaction Entities or any of their subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared. The Transaction Entities and their subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(z)            The Company shall maintain, at its expense, a registrar and transfer agent for the Shares.

(aa)          The Company will use its reasonable best efforts to maintain the listing of its Common Shares (including the Shares) on the NYSE.

Section 5.      Agent Free Writing Prospectuses. The Agent has not made and will not make, unless approved in writing in advance by the Company, any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that would be required to be filed with the Commission under Rule 433 under the Securities Act.

Section 6.      Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Agents and Forward Purchasers of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Shares to the Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Shares under state securities or blue sky laws or the provincial securities laws of Canada, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and, if requested by the Agents or Forward Purchasers, in connection with the preparation of a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Agents and Forward Purchasers of such qualifications and exemptions (a “Blue Sky Survey”), (vi) the printing and delivery to the Agents and the Forward Purchasers of copies of any permitted Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by any of the Agents or Forward Purchasers to investors, (vii) the preparation, printing and delivery to the Agents of copies of any Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of The Depository Trust Company and the transfer agent and registrar for the Shares, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review by FINRA of the terms of the sale of the Shares (in an amount not to exceed $10,000) and (x) the fees and expenses incurred in connection with the listing of the Shares on the NYSE.

Section 7.      Conditions of Obligations of the Agents and the Forward Purchasers. The obligations of the Agents and the Forward Purchasers hereunder and under any Confirmation, as applicable, shall be subject to the continuing accuracy and completeness of the representations and warranties made by the Transaction Entities herein, to the due performance by the Transaction Entities of their respective obligations hereunder and under any Confirmation, as applicable, to the completion by the Agents and the Forward Sellers of a due diligence review satisfactory to each Agent and each Forward Purchaser in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agents and the Forward Purchasers in their sole discretion) of the following additional conditions:

(a)            Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Shares issued under this Agreement and any Confirmation and (ii) the sale of all Shares contemplated to be issued under this Agreement and/or any Confirmation.

(b)            No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Transaction Entities or any of their subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus or any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)            No Misstatement or Material Omission. None of the Agents or the Forward Purchasers shall have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in such Agent’s or Forward Purchaser’s reasonable opinion is material, or omits to state a fact that in such Agent’s or Forward Purchaser’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)            Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized shares of beneficial interest of the Company or the Operating Partnership or result in a Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s or the Operating Partnership’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s or the Operating Partnership’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Agents and the Forward Purchasers (without relieving the Company or the Operating Partnership of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.

(e)            Legal Opinions. The Agents and the Forward Purchasers shall have received the opinions of (i) the Transaction Entities’ Counsel required to be delivered pursuant Section 4(n) and (ii) Vinson & Elkins L.L.P. required to be delivered pursuant Section 4(o), in each case on or before the date on which such delivery of such opinion is required pursuant to Section 4(n) and Section 4(o), respectively.

(f)            Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant Section 4(p) on or before the date on which such delivery of such opinion is required pursuant to Section 4(p).

(g)            Representation Certificate. The Agents and the Forward Purchasers shall have received the certificate required to be delivered pursuant to Section 4(m) on or before the date on which delivery of such certificate is required pursuant to Section 4(m).

(h)            No Suspension. Trading in the Common Shares shall not have been suspended on the NYSE.

(i)             Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 4(m), the Transaction Entities shall have furnished to the Agents and the Forward Purchasers, as applicable, such appropriate further information, certificates and documents as the Agents and the Forward Purchasers, as applicable, may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Transaction Entities shall have furnished the Agents and the Forward Purchasers, as applicable, with such conformed copies of such opinions, certificates, letters and other documents as any Agent or Forward Purchaser shall have reasonably requested.

(j)             Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(k)            Approval for Listing. The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance.

(l)             No Termination Event. There shall not have occurred any event that would permit any Agent or Forward Purchaser to terminate this Agreement pursuant to Section 10.

Section 8.      Indemnification and Contribution.

(a)            Transaction Entities Indemnification. The Transaction Entities, on a joint and several basis, agree to indemnify and hold harmless each Agent and each Forward Purchaser, each of their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act), each of their respective selling agents and each person, if any, who controls such Agent or Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company or the Operating Partnership; and

(iii)            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Agent or Forward Purchaser, as applicable), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Agent or Forward Purchaser, as the case may be, expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)            Indemnification by the Agents and the Forward Purchasers. Each Agent and each Forward Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Transaction Entities, each of their directors and/or trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls the Transaction Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent or Forward Purchaser expressly for use therein (the “Agent Content”).

(c)            Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the indemnified parties referenced in Section 8(a) shall be selected by the applicable Agent or Forward Purchaser; and counsel to the indemnified parties referenced in Section 8(b) shall be selected by the Company. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnification from any indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly and with all other indemnifying parties similarly notified, by written notice to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, to assume the defense thereof; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the Transaction Entities have failed to provide counsel reasonably satisfactory to such indemnified party in a timely manner or (iv) counsel which has been provided by the Transaction Entities reasonably determines that its representation of such indemnified party would present it with a conflict of interest. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)            Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the applicable Agents and any applicable Forward Purchasers, on the other hand, from the offering of the Shares pursuant to this Agreement or to any Confirmation or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and of the applicable Agents and Forward Purchasers, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Transaction Entities, on the one hand, and the applicable Agents and any applicable Forward Purchasers, on the other hand, in connection with the offering of the Shares pursuant to this Agreement or any Confirmation shall be deemed to be in the same respective proportions as the total Net Proceeds received by the Company from the offering of Shares pursuant to an applicable Placement (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of any Shares sold under any Confirmation assuming that the aggregate amount payable by the applicable Forward Purchaser under such Confirmation is equal to the aggregate amount of the net proceeds realized upon the sales of the Shares), bears to the total commissions or underwriting discounts received by the applicable Agent and/or Forward Seller and/or the aggregate “Spread” (as defined in the related Confirmation), net of any related stock borrow costs or other costs or expenses actually incurred, received by the Forward Purchaser.

The relative fault of the Transaction Entities, on the one hand, and applicable Agents and Forward Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or applicable Agents and Forward Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership, the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8(e), each Agent, each Forward Seller and each Forward Purchaser shall not be required to contribute any amount in excess of (i) in the case of an Agent or a Forward Seller, the amount by which the total underwriting discounts and commissions received by such Agent and/or Forward Seller with respect to the offering of the Shares, as applicable, or (ii) in the case of a Forward Purchaser, the “Spread” (as defined in each Forward Contract) received by such Forward Purchaser, net of any related stock borrow costs or other costs or expenses actually incurred, exceeds the amount of any damages which such Agent, Forward Seller or Forward Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8(e), each person, if any, who controls an Agent or Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Agent or Forward Purchaser, and each director and/or trustee of the Transaction Entities, each officer of the Transaction Entities who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 9.      Representations, Warranties and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 8 of this Agreement and all representations and warranties of the Transaction Entities herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (a) any investigation made by or on behalf of any Agent or Forward Purchaser, any controlling persons, or the Company or the Operating Partnership (or any of their respective officers, trustees, partners or controlling persons), (b) delivery and acceptance of the Shares and payment therefor sold under this Agreement and pursuant to any Confirmation or (c) any termination of this Agreement.

Section 10.      Termination.

(a)            Termination; General. Any Agent or Forward Purchaser may terminate its obligations pursuant to a Placement Notice, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent or Forward Purchaser, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in the Shares has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE American, the NYSE or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)            Termination by the Company. The Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)            Termination by the Agent or Forward Purchaser. Each Agent and Forward Purchaser shall have the right to terminate its obligations hereunder (as to itself only) in its sole discretion at any time after the date of this Agreement.

(d)            Automatic Termination. Unless earlier terminated pursuant to this Section 10, this Agreement shall automatically terminate upon the issuance and sale of the Maximum Amount of Shares through the Agents on the terms and subject to the conditions set forth herein or any Placement Notice.

(e)            Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 10(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)            Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice or on the date specified in such notice, as applicable, by such Agent or Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement or such Confirmation, as applicable.

(g)            Executed Confirmations. Notwithstanding anything to the contrary contained in this Agreement, no termination of this Agreement shall affect the validity, effectiveness or enforceability of any executed Confirmation and any such executed Confirmation shall remain in full force and effect notwithstanding such termination (subject to the terms and conditions of such Confirmation).

(h)            Shares Sold under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, no termination of this Agreement shall affect or impair the Agents’ or, if applicable, the Forward Purchasers’ respective rights or obligations with respect to Shares sold or borrowed and sold under this Agreement, or, if applicable, any Confirmation prior to such termination (including with respect to Shares sold that have not yet settled and, in the case of any Shares borrowed by or on behalf of a Forward Purchaser and sold by or through an Agent in connection with a Forward, the obligation to enter into the resulting Confirmation).

(i)             Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party, to any other party, and except that, in the case of any termination of this Agreement, Sections 1, 3(k), 6, 8, 9, 16, 17 and 18 hereof shall survive such termination and remain in full force and effect.

Section 11.      Notices. All communications hereunder shall be in writing and if to an Agent or Forward Purchaser shall be mailed, faxed, delivered or emailed to such entity at the address set forth on Schedule 5 hereto, with a copy to (which shall not constitute notice) Vinson & Elkins L.L.P., 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, D.C. 20037, Facsimile: (202) 879-8941, Attention: Christopher C. Green, email: cgreen@velaw.com, or if to the Company or the Operating Partnership, shall be delivered to CubeSmart, 5 Old Lancaster Road, Malvern, PA 19355, Attention: Jeffrey Foster, Chief Legal Officer, fax no. (610) 293-5720 (with such fax to be confirmed by telephone to (610) 293-5700), email: jfoster@cubesmart.com, with a copy to (which shall not constitute notice) Troutman Pepper Locke LLP, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, PA 19103-2799, fax no. (215) 981-4750, Attention: Michael Friedman, email: michael.h.friedman@troutman.com. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 12.      Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership, the Agents, and the Forward Purchasers and their respective successors and the affiliates, controlling persons, officers and trustees referred to in Section 8 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties; provided, however, that each Agent and each Forward Purchaser may assign its rights and obligations hereunder to an affiliate of such Agent or Forward Purchaser without obtaining the Transaction Entities’ or any other Agent’s or Forward Purchaser’s consent.

Section 13.      Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Shares.

Section 14.      Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Transaction Entities, Agents, and Forward Purchasers. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

Section 15.      Headings. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Section 16.      Applicable Law. This Agreement and any Confirmation, and any claim, controversy or dispute arising under or related thereto, shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws (except Sections 5-1401 and 5-1402 of the New York General Obligations Law). Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or any Confirmation or in connection with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 17.      Waiver of Jury Trial. The Company, the Operating Partnership each Agent, and each Forward Purchaser each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any Confirmation or any transaction contemplated hereby or thereby.

Section 18.      Absence of Fiduciary Relationship. The Transaction Entities jointly and severally acknowledge and agree that:

(a)            each Agent and each Forward Purchaser has been retained solely to act as agent in the capacity of an arm’s-length contractual counterparty to the Transaction Entities in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company or the Operating Partnership and any Agent or Forward Purchaser has been created in respect of any of the transactions contemplated by this Agreement or any Confirmation, irrespective of whether such Agent or Forward Purchaser has advised or is advising either of the Transaction Entities on other matters;

(b)            each of the Transaction Entities is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement and any Confirmation;

(c)            each of the Transaction Entities has been advised that the Agents and the Forward Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Operating Partnership and that the Agents and the Forward Purchasers have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship;

(d)            none of the activities of the Agents and the Forward Purchasers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by an Agent or a Forward Purchaser with respect to any entity or natural person; and

(e)            each of the Transaction Entities waives, to the fullest extent permitted by law, any claims it may have against the Agents or the Forward Purchasers, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agents and the Forward Purchasers shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect to such fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including shareholders, partners, employees or creditors of the Company or the Operating Partnership.

Section 19.      Termination of Prior Agreements. Reference is hereby made to those certain Second Amended and Restated Equity Distribution Agreements, each dated as of March 4, 2020 (collectively, the “Prior Agreements”), among the Transaction Entities on the one hand, and each of Wells Fargo Securities, LLC, BofA Securities, Inc., BMO Capital Markets Corp., Jefferies LLC and Barclays Capital Inc. (each a “Prior Manager” and together the “Prior Managers”), on the other hand. Each of the Prior Managers, acting severally and not jointly, and each of the Transaction Entities (a) agree that, concurrently with the effectiveness of this Agreement on the date hereof, the Prior Agreements shall automatically terminate, without any further action by the parties thereto, but subject, however, to Section 11(g) of the Prior Agreements, which provides, among other things, that certain terms and provisions of the Prior Agreements shall survive such termination and remain in full force and effect, (b) waive any advance notice required by Section 11 of the Prior Agreements with respect to such termination and (c) agree that, for purposes of clarity, no offers, sales or deliveries of Shares may be made under or pursuant to the Prior Agreements on or after the date of this Agreement except under the circumstances set forth in final sentence of Section 11(f) of the Prior Agreements.

Section 20.      Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Agent or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or Forward Purchaser of this Agreement or any Confirmation, and any interest and obligation in or under this Agreement or any Confirmation, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Confirmation, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Confirmation that may be exercised against such Agent or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Confirmation were governed by the laws of the United States or a state of the United States.

(c)            For purposes of this Section 20, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) the term “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) the term “U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 21.      Time of the Essence. Time shall be of the essence of this Agreement.

Section 22.      Counterparts. This Agreement and any Confirmation may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement and any Confirmation shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, the U.S. federal ESIGN Act of 2000, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, each Agent and each Forward Purchaser, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership, each Agent and each Forward Purchaser.

Very truly yours,

CUBESMART

By:	/s/ Timothy M. Martin
Name: Timothy M. Martin
Title: Chief Financial Officer

CUBESMART, L.P.

By:	CubeSmart, its general partner

By:	/s/ Timothy M. Martin
Name: Timothy M. Martin
Title: Chief Financial Officer

[Signature Page – CubeSmart – Equity Distribution Agreement]

ACCEPTED as of the date first written above:

Wells Fargo Securities, LLC, as Agent

By:	/s/ Rohit Mehta
	Name:	Rohit Mehta
	Title:	Managing Director

Wells Fargo Bank, National Association, as Forward Purchaser

By:	/s/ Kevin Brillhart
	Name:	Kevin Brillhart
	Title:	Managing Director

Barclays Capital Inc., as Agent

By:	/s/ Warren Fixmer
	Name:	Warren Fixmer
	Title:	Managing Director

Barclays Bank PLC, as Forward Purchaser

By:	/s/ Faiz Khan
	Name:	Faiz Khan
	Title:	Authorized Signatory

[Signature Page – CubeSmart – Equity Distribution Agreement]

BMO Capital Markets Corp., as Agent

By:	/s/ Eric Benedict
	Name:	Eric Benedict
	Title:	Co-Head, Global Equity Capital Markets

Bank of Montreal, as Forward Purchaser

By:	/s/ Brian Riley
	Name:	Brian Riley
	Title:	Managing Director, Global Markets

BofA Securities, Inc., as Agent

By:	/s/ Chris Porter
	Name:	Chris Porter
	Title:	Managing Director

Bank of America, N.A., as Forward Purchaser

By:	/s/ Christine Roemer
	Name:	Christine Roemer
	Title:	Managing Director

BTIG, LLC, as sales agent

By:	/s/ Michael Passaro
	Name:	Michael Passaro
	Title:	Managing Director

[Signature Page – CubeSmart – Equity Distribution Agreement]

Goldman Sachs & Co. LLC, as Agent and Forward Purchaser

By:	/s/ Ryan Cunn
	Name:	Ryan Cunn
	Title:	Managing Director

Jefferies LLC, as Agent and Forward Purchaser

By:	/s/ Donald Lynaugh
	Name:	Donald Lynaugh
	Title:	Managing Director

Nomura Securities International, Inc., as Forward Seller (acting through BTIG, LLC as agent)

By:	/s/ Jason Eisenhauer
	Name:	Jason Eisenhauer
	Title:	Managing Director

Nomura Global Financial Products, Inc., as Forward Purchaser

By:	/s/ Jeffrey Petillo
	Name:	Jeffrey Petillo
	Title:	Authorized Representative

Regions Securities LLC, as Agent and Forward Purchaser

By:	/s/ Edward L. Armstrong
	Name:	Edward L. Armstrong
	Title:	Managing Director - ECM

[Signature Page – CubeSmart – Equity Distribution Agreement]

Truist Securities, Inc., as Agent

By:	/s/ Keith Carpenter
	Name:	Keith Carpenter
	Title:	Managing Director

Truist Bank, as Forward Purchaser

By:	/s/ J. West Riggs
	Name:	J. West Riggs
	Title:	Managing Director

[Signature Page – CubeSmart – Equity Distribution Agreement]

Schedule 1

Form of Placement Notice

From:	[ ]

Cc:	[ ]

To:	[ ]

Date:	[ ]

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement by and among CubeSmart, a Maryland real estate investment trust (the “Company”), and CubeSmart, L.P., a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), and each of Wells Fargo Securities, LLC, Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, Nomura Securities International, Inc., Regions Securities LLC and Truist Securities, Inc., each as sales agent or principal (except in the case of Nomura Securities International, Inc.) and, if applicable, forward seller (except in the case of BTIG, LLC, in which case the relevant forward seller is Nomura Securities International, Inc. (acting through BTIG, LLC as agent)) (in any such capacity, each an “Agent,” and, collectively, the “Agents”), and each of Wells Fargo Bank, National Association, Bank of America, N.A., Bank of Montreal, Barclays Bank PLC, Goldman Sachs & Co. LLC, Jefferies LLC, Nomura Global Financial Products, Inc., Regions Securities LLC and Truist Bank (each in its capacity as purchaser under any Confirmation, each a “Forward Purchaser,” and, collectively, the “Forward Purchasers”), dated as of March 3, 2025 (the “Equity Distribution Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Placement Notice relates to [an “Issuance”] [a “Forward”]. The Transaction Entities confirm that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

The Transaction Entities represent and warrant that each representation, warranty, covenant and other agreement of the Transaction Entities contained in the Equity Distribution Agreement [and the Confirmation for this Forward (which accompanies this Placement Notice)]1 is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in [Issuance] [Forward Hedge] Selling Period:	$	[●]
First Date of [Issuance] [Forward Hedge] Selling Period:		[●]
Maximum Number of Shares to be Sold:		[●]
Minimum Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period, and in no event less than $1.00 per share):	$	per share
[[Forward Hedge Selling Commission Rate]:%	%	[●]

[1]	Insert for a Placement Notice relating to a Forward.

Schedule 1-1

Forward Price Reduction Date	Forward Price Reduction Amounts
$
$
$
$

Spread:	[●] basis points
Initial Stock Loan Rate:	[●] basis points
Maximum Stock Loan Rate:	[●] basis points
Regular Dividend Amounts:[2]
For any calendar quarter ending on or prior to [December 31, 202[ ]:	$ [●]
For any calendar quarter ending after [December 31, 202[ ]:	$ [●]
Maturity Date: [ ]
[ ][2]
Minimum Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period, and in no event less than $1.00 per share):	$ per share

[2]	Insert for a Placement Notice that relates to a “Forward.” Regular Dividend Amounts shall not exceed the Forward Price Reduction Amount for the Forward Price Reduction Date occurring in the relevant quarter (or, if none, shall not exceed zero).

Schedule 1-2

schedule 2

Authorized Company Representatives

Christopher P. Marr

President and Chief Executive Officer

Tel: (610) 293-5700

Email: cmarr@cubesmart.com

Timothy M. Martin

Chief Financial Officer

Tel: (610) 293-5799

Email: tmartin@cubesmart.com

Schedule 2-1

schedule 3

[Intentionally left blank]

Schedule 3-1

schedule 4

Compensation

Each Agent shall be paid compensation not to exceed 1.50% of the Sales Price of Issuance Shares for amounts of Issuance Shares sold by such Agent pursuant to this Agreement.

Each Forward Seller shall be paid a Forward Hedge Selling Commission Rate not to exceed 1.50% of the Sales Price of Forward Hedge Shares for amounts of Forward Hedge Shares sold by such Forward Seller pursuant this Agreement, which Forward Hedge Selling Commission Rate shall be in the form of a reduced “Initial Forward Price” as provided for in the relevant Confirmation.

Schedule 4-1

schedule 5

[Intentionally left blank]

Schedule 5-1

schedule 6

Form of Confirmation

DATE:	[______ __, 2025]

TO:	[ ]
ATTENTION:	[ ]
TELEPHONE:	[ ]
FACSIMILE:	[ ]

FROM:	[[Agent], acting as Agent for Dealer][1] [Dealer]
TELEPHONE:	[ ]
SUBJECT:	Issuer Forward Transaction

[Reference Number(s):	[ ]]

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between [Dealer] (“Dealer”), [through its agent [Agent] (the “Agent”)],2 and CubeSmart (“Counterparty”), on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below. This Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates and supersedes all prior or contemporaneous written or oral communications with respect thereto. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Dealer and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of, and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (Multicurrency – Cross Border) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation) on the Trade Date. The Transaction and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”) shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer and Counterparty or any confirmation or other agreement between Dealer and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Counterparty, other than the Additional Confirmations, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

The definitions and provisions contained in the 2006 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), each as may be amended from time to time, as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation. Any reference to a currency shall have the meaning contained in Section 1.7 of the 2006 ISDA Definitions as published by ISDA.

1 NTD: Delete if Agent is not relevant to Dealer.

2 NTD: Delete if Agent is not relevant to Dealer.

Schedule 6-1

THIS CONFIRMATION AND THE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION. NOTWITHSTANDING THE FOREGOING, OR ANYTHING TO THE CONTRARY IN THIS CONFIRMATION OR THE AGREEMENT, COUNTERPARTY DOES NOT BY THIS CONFIRMATION OR THE TRANSACTION HEREUNDER SUBMIT TO THE JURISDICTION OF ANY FOREIGN NATION OR FOREIGN SUPRANATIONAL ORGANIZATION OR SUCH ENTITY’S LAWS OR REGULATIONS, INCLUDING WITHOUT LIMITATION THE EUROPEAN MARKET INFRASTRUCTURE REGULATION. THIS CONFIRMATION, THE AGREEMENT AND THE TRANSACTION ARE INTENDED TO BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AND NOT THE LAWS, RULES OR REGULATIONS OF ANY FOREIGN JURISDICTION. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

[Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from Dealer, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transaction, it being understood that no such transfer shall release Dealer from any of its obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder.]3

The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty. [The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction.]4

[Dealer is not a member of the Securities Investor Protection Corporation (“SIPC”). Dealer is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.]

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1.            In the event of any inconsistency among this Confirmation, the Swap Definitions, the Equity Definitions or the Agreement, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) this Confirmation; (ii) the Equity Definitions; (iii) the Swap Definitions and (iv) the Agreement.

2.            Each party will make each payment specified in this Confirmation as being payable by such party not later than the specified due date, for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in a manner customary for payments in the required currency.

3 NTD: Add if relevant to Dealer.

4 NTD: Delete if Agent is not relevant to Dealer.

Schedule 6-2

3.            General Terms:

Buyer:	Dealer.
Seller:	Counterparty.
Trade Date:	[•].
Effective Date:	The first day occurring on or after the Trade Date on which Shares that are sold through [Dealer] [the Agent][5] acting as forward seller for Dealer (the “Forward Seller”) pursuant to the Equity Distribution Agreement dated March 3, 2025, as may be amended from time to time, among Counterparty, Dealer[, the Agent][6] and the other parties thereto (the “Equity Distribution Agreement”), have settled.
Number of Shares:	The aggregate number of Shares actually sold through the Forward Seller pursuant to the Equity Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Designated Date, the Number of Shares shall be reduced by the number of Designated Shares settled on such date.
Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty on or before such specified Hedge Completion Date, (ii) any Settlement Date and (iii) [•], 2025. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex B hereto specifying the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), the Initial Forward Price and the Spread, all determined in accordance with the terms hereof.
Maturity Date:	[•], 20[•] (or, if such date is not a Clearance System Business Day, the next following Clearance System Business Day).

5 NTD: Delete if Agent is not relevant to Dealer.
6 NTD: Delete if Agent is not relevant to Dealer.

Schedule 6-3

Daily Forward Price:	On Hedge Completion Date, the Initial Forward Price, and on any other day, the Daily Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date (including, for the avoidance of doubt, any Forward Price Reduction Date occurring from the Trade Date to a date on or before the Effective Date), the Daily Forward Price in effect on such date shall be the Daily Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.
Initial Forward Price:	[ ]% of the Adjusted Volume-Weighted Hedge Price.
Adjusted Volume-Weighted Hedge Price:	The volume weighted average price at which the Shares are sold through the Forward Seller pursuant to the Equity Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date (adjusted as the Calculation Agent determines appropriate to (i) reflect on each day during such period the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day (applying such adjustment based on the settlement date of shares sold) and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date) (such period, the “Initial Hedge Period”).
Daily Rate:	For any day, (i)(A) Overnight Bank Funding Rate (or, if such rate is no longer published, a successor rate chosen by the Calculation Agent) for such day, minus (B) the Spread, divided by (ii) 365. For the avoidance of doubt, the Daily Rate may be negative.
Overnight Bank Funding Rate:	For any day of determination, the rate set forth for such day opposite the caption “Overnight Bank Funding Rate”, as such rate is displayed on the Bloomberg Screen “OBFR01<Index><Go>”, or any successor page; provided that if no such rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day (or any successor rate or successor page, in each case, as determined by the Calculation Agent).
Spread:	[•][7] basis points.
Forward Price Reduction Date:	Each date set forth in Schedule I hereto.
Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.
Shares:	Common stock, $0.01 par value per share, of Counterparty (Exchange identifier: “CUBE”).
Exchange:	New York Stock Exchange.
Related Exchange(s):	All Exchanges.
Clearance System:	The Depository Trust Company.

7 Spread, Initial Stock Loan Rate and Maximum Stock Loan Rate, as per the Placement Notice / Acceptance.

Schedule 6-4

Valuation:

Designated Valuation:	Subject to Section 8 of this Confirmation, Counterparty shall have the right to designate a Scheduled Trading Day (a “Designated Date”) occurring on or prior to the Maturity Date for a valuation and settlement of the Transaction with respect to all or a portion of the Undesignated Shares as of the Designated Date by written notice to Dealer delivered no later than the applicable Settlement Method Election Date; provided that Counterparty may not designate a Designated Date occurring during an Unwind Period that is not the Designated Date for such Unwind Period. The portion of the Undesignated Shares designated for valuation and settlement in respect of a Designated Date shall be the “Designated Shares” for such Designated Date. If the number of Undesignated Shares on the Maturity Date is greater than zero, then the Maturity Date will be a Designated Date for a Physical Settlement with a number of Designated Shares equal to such number of Undesignated Shares.
Valuation Date:	With respect to any Physical Settlement, the relevant Designated Date. With respect to any Cash Settlement or Net Share Settlement, the last day of the related Unwind Period.
Undesignated Shares:	At any time, the Number of Shares minus the aggregate number of Designated Shares for all Designated Dates occurring prior to such time.
Unwind Period:	For any Cash Settlement or Net Share Settlement, a period beginning on, and including, the Designated Date and ending on the date on which Dealer or its affiliates finishes unwinding Dealer’s Hedge Positions in respect of such Designated Date.
Market Disruption Event:	Section 6.3(a) of the Equity Definitions shall be amended by deleting the words “at any time during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and replacing them with the words “at any time during the regular trading session on the Exchange, without regard to after hours or any other trading outside of the regular trading session hours”, and by replacing “or (iii) an Early Closure” with: “(iii) an Early Closure or (iv) a Regulatory Disruption”.
Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Schedule 6-5

A “Regulatory Disruption” shall occur if Dealer determines in good faith and in its reasonable discretion, based on advice of counsel, that it is appropriate in light of legal, regulatory or self-regulatory requirements or related policies or procedures (so long as such requirements, policies or procedures, if voluntarily adopted by Dealer, generally are applicable in similar circumstances and are not arbitrarily or capriciously applied) for Dealer (or its agent or affiliate) to refrain from all or any part of the market activity in which it would otherwise engage in connection with the Transaction.
Consequences of Disrupted Days:	As set forth in Section 8 of this Confirmation.
Section 6.6 of the Equity Definitions shall not apply to the Transaction.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent).
Settlement Date:	The date one Settlement Cycle following each Valuation Date, except that in the case of Physical Settlement, the date one Clearance System Business Day following the relevant Designated Date; provided that if the Settlement Date is not an Exchange Business Day, the Settlement Date shall instead be the next Exchange Business Day.
Settlement Method Election:	Applicable; provided that:

(i)	Net Share Settlement shall be deemed to be included as an additional potential settlement method under Section 7.1 of the Equity Definitions;

(ii)	Counterparty may elect Cash Settlement or Net Share Settlement only if Counterparty represents and warrants to Dealer in writing that, as of the date of such election,

(A)	Counterparty is not aware of any material nonpublic information concerning itself or the Shares;

(B)	Counterparty is electing the settlement method and designating the related Designated Date in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws;

(C)	Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”));

Schedule 6-6

(D)	Counterparty would be able to purchase, in open market transactions, a number of Shares equal to the number of related Designated Shares (or, if greater in the case of a Net Share Settlement, a number of Shares with a value as of the date of such election equal to the product of (I) such number of Designated Shares and (II) the then-current Daily Forward Price) in compliance with the laws of Counterparty's jurisdiction of organization; and

(E)	such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(iii)	Notwithstanding any election to the contrary as of any Settlement Method Election Date, Physical Settlement shall be applicable:

(A)	to all of the Designated Shares for the relevant Designated Date if, on the relevant Settlement Method Election Date, (I) the trading price per Share on the Exchange (as determined by Dealer) is below fifty percent (50%) of the Initial Forward Price (the “Threshold Price”) or (II) Dealer determines, in its good faith and reasonable judgment, that it would be unable to purchase a number of Shares in the market sufficient to unwind its hedge position in respect of the Transaction and satisfy its delivery obligation hereunder, if any, by the Maturity Date (taking into account any overlapping unwind periods in any Additional Transactions) (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be compliant with the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

Schedule 6-7

(B)	to all or a portion of the Designated Shares for the relevant Designated Date if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Dealer) is below the Threshold Price or (II) Dealer determines, in its good faith and reasonable judgment, that a Trading Condition has occurred, in which case the provisions set forth below in Section 8(c) shall apply as if such day were the “Early Valuation Date” and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Amount” shall be equal to the number of Designated Shares for the relevant Designated Date minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Electing Party:	Counterparty.
Settlement Method Election Date:	The second Scheduled Trading Day immediately preceding the relevant Designated Date.
Default Settlement Method:	Physical Settlement.
Physical Settlement:	If Physical Settlement is applicable, then on the relevant Settlement Date, Dealer will pay to Counterparty an amount equal to the product of (x) the number of Designated Shares for the related Designated Date and (y) the Daily Forward Price on such Settlement Date and Counterparty will deliver to Dealer a number of Shares equal to such number of Designated Shares. Section 9.2 of the Equity Definitions (other than the last sentence thereof) will not apply to any Physical Settlement.
Prepayment:	Not Applicable.
Variable Obligation:	Not Applicable.
Cash Settlement Payment Date:	The second Currency Business Day following each Valuation Date.
Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the aggregate sum, for all Unwind Dates in the relevant Unwind Period, of the Daily Cash Settlement Amounts.
Daily Cash Settlement Amount:	For any Unwind Date, the product of (i) the Daily Share Number of such Unwind Date and (ii)(A) the Settlement Price for such Unwind Date minus (B) the Daily Forward Price on such Unwind Date.
Unwind Date:	Each Exchange Business Day during the Unwind Period on which Dealer or its affiliates unwind any portion of Dealer’s Hedge Positions in respect of the relevant Designated Date.

Schedule 6-8

Daily Share Number:	For any Unwind Date, the number of Designated Shares with respect to which Dealer or its affiliates unwind any portion of Dealer’s Hedge Positions in respect of the relevant Designated Date.
Settlement Price:	For any Unwind Date, the weighted average price per Share at which Dealer or its affiliates unwind any portion of Dealer’s Hedge Positions on such Unwind Date in respect of the relevant Designated Date plus USD [•].
Net Share Settlement:	If Net Share Settlement is applicable, then on the relevant Net Share Settlement Date:

(i)	if the Net Share Settlement Number is positive, then Counterparty will deliver to Dealer a number of Shares equal to the Net Share Settlement Number; and

(ii)	if the Net Share Settlement Number is negative, then Dealer will deliver to Counterparty a number of Shares to Dealer equal to the absolute value of the Net Share Settlement Number;

in either case in accordance with Section 9.2 (last sentence only), 9.4 (with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4), 9.8, 9.9, 9.11 (as modified herein) and 9.12 of the Equity Definitions as if Physical Settlement were applicable.

Net Share Settlement Number:	A number of Shares equal to the sum of (i) the Aggregate Net Share Number as of the last Unwind Date in any Unwind Period and (ii) the sum of the quotients (rounded to the nearest whole number), for each Unwind Adjustment Amount for such Unwind Period, obtained by dividing (x) such Unwind Adjustment Amount by (y) the Settlement Price on the Forward Price Reduction Date relating to such Unwind Adjustment Amount.
Aggregate Net Share Number:	As of any date, the aggregate sum, for all Unwind Dates in the relevant Unwind Period occurring on or prior to such date, of the quotient (rounded to the nearest whole number) obtained by dividing (x) the Daily Cash Settlement Amount for such Unwind Date by (y) the Settlement Price for such Unwind Date.
Net Share Settlement Date:	The date one Settlement Cycle following each Valuation Date.
Unwind Adjustment Amount:	For any Unwind Period, for any Forward Price Reduction Date that occurs during the period from, and including, the date one Settlement Cycle immediately following the relevant Designated Date to, and including, the date one Settlement Cycle immediately following the relevant Valuation Date, an amount equal to the product of (i) the relevant Forward Price Reduction Amount multiplied by (ii)(A) if the Aggregate Net Share Number as of the date immediately prior to the date one Settlement Cycle immediately preceding the relevant Forward Price Reduction Date is a positive number, such Aggregate Net Share Number or (B) otherwise, zero.

Schedule 6-9

Unwound Shares:	For any Unwind Period at any time, the aggregate sum of the Daily Share Numbers for all Unwind Dates in such Unwind Period that have occurred prior to such time.
Delivery of Shares:	Notwithstanding anything to the contrary herein, either party may, by prior notice to the other party, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.
Consequences of Late Delivery:	Without limiting the generality of this Confirmation, the Agreement and the Equity Definitions, if for any reason Counterparty fails to deliver when due any Shares required to be delivered hereunder and a Forward Price Reduction Date occurs on or after the date such Shares are due and on or before the date such Shares are delivered, Counterparty acknowledges and agrees that, in addition to any other amounts for which Counterparty may be liable hereunder or under law (but without duplication), Counterparty shall be liable to Dealer for an amount equal to the product of the number of Shares so due but not yet delivered on or prior to such Forward Price Reduction Date and the Forward Price Reduction Amount for such Forward Price Reduction Date.
Representation and Agreement:	Section 9.11 of the Equity Definitions is hereby modified to exclude any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist or arise as a result of the fact that Counterparty is the Issuer of the Shares.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment; provided that, Section 11.2(e)(iii) of the Equity Definitions shall be deleted and that the issuance of stock options, restricted stock or restricted stock units in the ordinary course pursuant to Counterparty’s employee incentive plans and the issuance of stock under Counterparty’s direct stock purchase and dividend reinvestment plans shall not constitute a Potential Adjustment Event.
Extraordinary Dividend:	Any dividend or distribution on the Shares which is not a Special Dividend and which has an ex-dividend date occurring on any day following the Trade Date (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount per Share equal to or less than the Forward Price Reduction Amount corresponding to the relevant quarter that has an ex-dividend date no earlier than the Forward Price Reduction Date corresponding to the relevant quarter).

Schedule 6-10

Extraordinary Events:

Merger Event:	Section 12.1(b) of the Equity Definitions shall be amended by deleting the remainder of such Section following the definition of “Reverse Merger” therein.
Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing “10%” in the third line thereof with “20%.”
Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable as set forth in Section 8 below; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement of the formal interpretation”; and (ii) replacing the word “Shares” where it appears in clause (X) with the words “Hedge Position”.
Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.
Hedging Disruption:	Not Applicable.
Increased Cost of Hedging:	Not Applicable.
Increased Cost of Stock Borrow:	Applicable; provided that clause (C) of Section 12.9(b)(v) of the Equity Definitions and the third, fourth and fifth sentences therein shall be deleted.
Initial Stock Loan Rate:	[●] basis points per annum.
Loss of Stock Borrow:	Applicable.

Schedule 6-11

Maximum Stock Loan Rate:	[●] basis points per annum.
Hedging Party:	For all applicable Additional Disruption Events, Dealer.
Determining Party:	For all applicable Extraordinary Events, Dealer.
Consequences of Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Stock Borrow or any event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply, and instead, the consequences specified in Section 8 of this Confirmation shall apply.

Acknowledgements:

Non-Reliance:	Applicable.

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable.
Additional Acknowledgements:	Applicable.
Calculation Agent:	Dealer whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent shall promptly (but in any event within five Scheduled Trading Days) provide Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

Schedule 6-12

Account Details:

Payments to Dealer:	[To be advised.]
Payments to Counterparty:	[To be advised.]
Delivery of Shares to Dealer:	[To be advised.]
Delivery of Shares to Counterparty:	[To be advised.]

4.	Conditions to Effectiveness:

(a)	The effectiveness of this Confirmation on the Effective Date shall be subject to the following conditions:

(i)	Shares are sold through the Forward Seller on or after the Trade Date and on or before the Hedge Completion Date;

(ii)	The representations and warranties of Counterparty contained in the Equity Distribution Agreement and any certificate delivered pursuant thereto by Counterparty shall be true and correct on the Effective Date as if made as of the Effective Date;

(iii)	Counterparty shall have performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to the Effective Date;

(iv)	All of the conditions set forth in Section 7 of the Equity Distribution Agreement shall have been satisfied;

(v)	All of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on the Trade Date and the Effective Date as if made on each such date;

(vi)	Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to the Effective Date, including without limitation its obligations under Sections 5, 6 and 10 hereof; and

(vii)	Counterparty shall have delivered to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer with respect to matters set forth in Section 3(a) of the Agreement and that the maximum number of Shares initially issuable hereunder have been duly authorized and, upon issuance pursuant to the terms of the Transaction, will be validly issued, fully paid and nonassessable.

Schedule 6-13

(b)	If the Equity Distribution Agreement is terminated prior to the Effective Date, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date; provided that this Transaction shall remain effective with respect to any Shares that had been sold by Dealer, [the Agent,][8] or any affiliate thereof on or after the Trade Date and prior to such termination.

5.	Representations and Agreements of Counterparty: Counterparty represents and warrants to, and agrees with, Dealer as of the date hereof and, with respect to subsections (n) and (m) below, as of the date hereof, on each day during the period beginning on the Effective Date and ending on the Hedge Completion Date, and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to this Transaction that:

(a)	Counterparty shall promptly provide written notice to Dealer upon obtaining knowledge of (i) the occurrence or announcement of any event that would constitute an Event of Default as to which it is the Defaulting Party or a Potential Adjustment Event or (ii) any Announcement Date in respect of an Extraordinary Event; provided that should Counterparty be in possession of material non-public information regarding Counterparty, Counterparty shall not communicate such information to Dealer;

(b)	Counterparty will keep available at all times, for the purpose of issuance upon settlement of the Transaction as herein provided, the sum of (i) the maximum number of Shares of Counterparty as may be issuable upon settlement of the Transaction plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party that will settle prior to or simultaneously with the settlement of this Transaction (or, if greater, the number of Shares reserved by Counterparty for settlement of or delivery under such transaction or agreement).The Shares of Counterparty issuable, from time to time, upon settlement of the Transaction have been duly authorized and, when delivered as contemplated by the terms of the Transaction upon settlement of the Transaction, will be validly issued, fully-paid and non-assessable, and the issuance of such Shares will not be subject to any pre-emptive or similar rights;

(c)	Counterparty shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum specified in clause (b) above prior to the settlement of the Transaction;

(d)	Counterparty will not repurchase any Shares if, immediately following such repurchase, the Outstanding Share Percentage would be equal to or greater than 4.5%, and it will notify Dealer promptly upon the announcement or consummation of any repurchase of Shares that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, the Trade Date), would increase such percentage by more than 1% of the number of then-outstanding Shares. The “Outstanding Share Percentage” as of any day is a fraction (1) the numerator of which is the aggregate of the Number of Shares for this Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the total number of Shares outstanding on such day;

8 NTD: Delete if Agent is not relevant to Dealer.

Schedule 6-14

(e)	As of the Trade Date and as of the date of any payment or delivery by Counterparty or Dealer hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(f)	Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares. However, the foregoing shall not (a) limit Counterparty’s ability, pursuant to any issuer “plan” (as defined in Rule 10b-18), to re-acquire Shares from employees in connection with such plan or program, (b) limit Counterparty’s ability to withhold Shares to cover tax liabilities associated with such a plan, (c) prohibit any purchases effected by or for an issuer “plan” by an “agent independent of the issuer” (each as defined in Rule 10b-18), (d) otherwise restrict Counterparty’s or any of its affiliates’ ability to repurchase Shares under privately negotiated, off-exchange transactions with any of its employees, officers, directors, affiliates or any third party that are not expected to result in market transactions or (e) limit Counterparty’s ability to grant stock and options to “affiliated purchasers” (as defined in Rule 10b-18) or the ability of such affiliated purchasers to acquire such stock or options in connection with any issuer “plan” (as defined in Rule 10b-18) for directors, officers and employees or any agreements with respect to any such plan for directors, officers or employees of any entities that are acquisition targets of Counterparty, and in connection with any such purchase under (a) through (e) above, Counterparty will be deemed to represent to Dealer that such purchase does not constitute a “Rule 10b-18 purchase” (as defined in Rule 10b-18);

(g)	Counterparty will not engage in any “distribution” that would cause a “restricted period” (as such terms are defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) to occur during any Unwind Period;

Schedule 6-15

(h)	During any Unwind Period, Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, to the extent permitted by applicable law but in no event later than the time such announcement is first made, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; and (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 10(c) of this Confirmation. “Securities Act” means the Securities Act of 1933, as amended. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act;

(i)	Counterparty is an “eligible contract participant” (as such term is defined in the Commodity Exchange Act, as amended);

(j)	Counterparty is not entering into the Transaction, and will not elect Cash Settlement or Net Share Settlement, to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(k)	(A) Counterparty is acting for its own account, and it is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) Counterparty has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary, (C) Counterparty is not relying on any communication (written or oral) of Dealer or any of its affiliates as investment advice or as a recommendation to enter into the Transaction (it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction), (D) no communication (written or oral) received from Dealer or any of its affiliates shall be deemed to be an assurance or guarantee as to the expected results of the Transaction, (E) Counterparty is exercising independent judgment in evaluating the communications (written or oral) of Dealer or any of its affiliates, and (F) Counterparty has total assets of at least USD 50 million as of the date hereof;

(l)	Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties with respect to the treatment of the Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

Schedule 6-16

(m)	Counterparty is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed or furnished by it pursuant to the Exchange Act and all public statements by it, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(n)	Counterparty is not aware of any material non-public information regarding itself or the Shares;

(o)	Counterparty is entering into this Confirmation and will provide any settlement method election notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; and Counterparty has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(p)	Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(q)	Counterparty understands, agrees and acknowledges that no obligations of Dealer to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Dealer or any governmental agency;

(r)	Counterparty: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) COUNTERPARTY UNDERSTANDS THAT THE TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS;

(s)	No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws;

(t)	Counterparty (i) has knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (iii) is entering into this Transaction for a bona fide business purpose;

Schedule 6-17

(u)	Counterparty agrees that (x) it shall not cause to occur, or permit to exist, any Initial Hedge Period at any time there is (1) an “Initial Hedge Period” (or equivalent term) relating to any Other Dealer’s Transaction or (2) any “Unwind Period” (or equivalent term) hereunder or under any Other Dealer’s Transaction, and (y) it shall not cause to occur, or permit to exist, an Unwind Period at any time there is an “Unwind Period” (or equivalent term) under any Other Dealer’s Transaction or an “Initial Hedge Period” (or equivalent term) relating to any Additional Transaction or any Other Dealer’s Transaction.

6.	Covenant of Counterparty: Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to the Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer Accordingly, Counterparty agrees that, except to the extent that the Private Placement Procedures in Annex A apply, any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

7.	Termination on Bankruptcy: The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, the Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that the Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, an Insolvency Filing occurs (a “Bankruptcy Termination Event”).

8.	Special Dividends: If an ex-dividend date for a Special Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Counterparty to Dealer in settlement of the Transaction), Counterparty shall pay to Dealer on the earlier of (i) the date on which such Special Dividend is paid by the Issuer to holders of record of the Shares, (ii) the Designated Date where the Undesignated Shares become equal to zero and (iii) the Maturity Date an amount, as determined by the Calculation Agent, in cash equal to the product of (a) per Share amount of such Special Dividend, and (b) the Remaining Amount on such ex-dividend date. “Special Dividend” means any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend and that Counterparty designates as a Special Dividend hereunder by written notice given to Dealer promptly after the declaration of such dividend or distribution. “Remaining Amount” means, at any time, the sum of (i) the number of Undesignated Shares as of such time, (ii)(A) if any, the number of Designated Shares for any Designated Date occurring prior to such time for which the related Unwind Period has not been completed at such time minus (B) the number of Unwound Shares for such Unwind Period at such time and (iii) if any Aggregate Net Share Number or Net Share Settlement Number, as applicable, as of such time is (A) a positive number and (B) has not been delivered by Counterparty to Dealer pursuant to “Net Share Settlement” above, such Aggregate Net Share Number or Net Share Settlement Number, as applicable.

Schedule 6-18

9.	Acceleration Events:

(a)	Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, at any time following the occurrence and during the continuation of an Acceleration Event, Dealer (or, in the case of an Acceleration Event that is an Event of Default or a Termination Event, the party that would be entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate, by not more than 20 days’ notice to the other party, any Scheduled Trading Day no earlier than the day such notice is effective to be the “Early Valuation Date” but which, in the case of an Acceleration Event that results from the commencement of any proceeding with respect to Counterparty under the Bankruptcy Code other than in a Bankruptcy Termination Event, shall be the Scheduled Trading Day on which such proceeding is commenced (or, if not commenced on such a day, the following Scheduled Trading Day), in which case the provisions set forth in this Section 8 shall apply in lieu of Section 6 of the Agreement or Article 12 of the Equity Definitions.

(b)	If the Early Valuation Date occurs on a date that is not during an Unwind Period, then the Early Valuation Date shall be deemed to be a Designated Date for a Physical Settlement, and the number of Designated Shares for such Designated Date shall be the number of Undesignated Shares on the Early Valuation Date; provided that in the case of an Acceleration Event of the type described in paragraphs (e)(iii) or (e)(vi) below, the number of Designated Shares for such Designated Date shall be only such number of Designated Shares necessary so that such Acceleration Event shall no longer exist after such Physical Settlement, as determined by the Calculation Agent; and, provided, further, that in the case of an Acceleration Event of the type described in paragraph (e)(i) below and resulting from the commencement of any proceeding with respect to Counterparty under the Bankruptcy Code other than in a Bankruptcy Termination Event, the Early Valuation Date shall be deemed to be the last Unwind Date for a Cash Settlement and in such case the aggregate net loss or cost reasonably determined by Dealer as of the related Early Valuation Date in connection with unwinding its Hedge Positions shall be added to the Forward Cash Settlement Amount (or, if an aggregate net gain is so determined, such gain shall be subtracted therefrom).

(c)	If the Early Valuation Date occurs during an Unwind Period, then (i) (A) the last Unwind Date of such Unwind Period shall occur on the Early Valuation Date, (B) a settlement shall occur in respect of such Unwind Period, and the settlement method elected by Counterparty in respect of such settlement shall apply, and (C) the number of Designated Shares for such settlement shall be deemed to be the number of Unwound Shares for such Unwind Period on the Early Valuation Date, and (ii) (A) the Early Valuation Date shall be deemed to be an additional Designated Date for a Physical Settlement and (B) the number of Designated Shares for such additional Designated Date shall be the Remaining Amount on the Early Valuation Date; provided that in the case of an Acceleration Event of the type described in paragraphs (e)(iii) or (e)(vi) below, the number of Designated Shares for such additional Designated Date shall be only such number of Designated Shares necessary so that such Acceleration Event shall no longer exist after such Physical Settlement, as determined by the Calculation Agent and, provided, further, that in the case of an Acceleration Event of the type described in paragraph (e)(i) below and resulting from the commencement of any proceeding with respect to Counterparty under the Bankruptcy Code other than in a Bankruptcy Termination Event, the Early Valuation Date shall be deemed to be the last Unwind Date of an additional Unwind Period for a Cash Settlement and the number of Designated Shares for such settlement shall be deemed to be the Remaining Amount on the Early Valuation Date and in such case the aggregate net loss or cost reasonably determined by Dealer as of the related Early Valuation Date in connection with unwinding its Hedge Positions shall be added to the Forward Cash Settlement Amount (or, if an aggregate net gain is so determined, such gain shall be subtracted therefrom).

Schedule 6-19

(d)	Notwithstanding the foregoing, in the case of an Early Valuation Date that occurs due to an announcement of a Nationalization or a Merger Event, if at the time of the related Settlement Date or Net Share Settlement Date, as applicable, the Shares have changed into cash or any other property or the right to receive cash or any other property, such cash, other property or right shall be deliverable instead of such Shares.

(e)	“Acceleration Event” means:

(i)	any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that would give rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(ii)	the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent;

(iii)	a Loss of Stock Borrow;

(iv)	the declaration or payment by Counterparty of any Extraordinary Dividend;

(v)	the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days;

(vi)	the occurrence of an Excess Section 13 Ownership Position or Excess Regulatory Ownership Position; or

(vii)	the occurrence of the Maturity Date during an Unwind Period.

10.	Private Placement Procedures: If either Dealer or Counterparty reasonably determines in good faith, based on the advice of counsel, that Counterparty will be unable to comply with the covenant set forth in the second sentence of Section 6 of this Confirmation because of a change in law or a change in the policy of the Securities and Exchange Commission (“SEC”) or its staff (the “Staff”), or Dealer otherwise reasonably determines, based on the advice of counsel, that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty hereunder may not be freely returned by Dealer or its affiliates to securities lenders as contemplated by Section 6 of this Confirmation (in either case without regard to exceptions therein), then delivery of any such Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

Schedule 6-20

11.	Rule 10b5-1:

(a)	The parties acknowledge that following any election of Cash Settlement or Net Share Settlement by Counterparty, this Confirmation is intended to constitute a binding contract satisfying the requirements of Rule 10b5-1(c) of the Exchange Act and agree that this Confirmation shall be interpreted to comply with such requirements.

(b)	The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period shall be at Dealer’s good faith and commercially reasonable discretion. Counterparty acknowledges that during any Unwind Period, Counterparty does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares or any other transactions by Dealer (or its agent or affiliate) in connection with this Confirmation. Counterparty agrees that during any Unwind Period it will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares.

(c)	Counterparty hereby agrees with Dealer that during any Unwind Period, Counterparty shall not communicate, directly or indirectly, any material non-public information (within the meaning of such term under Rule 10b5-1) to any employee of Dealer (or its agents or affiliates) who is directly involved with the hedging of, and trading with respect to, the Transaction. Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of the Transaction must be effected in accordance with the requirements for the amendment or termination of a contract, instruction or plan under Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d)	Following any election of Cash Settlement or Net Share Settlement by Counterparty, in addition to the representations, warranties and covenants in the Agreement and elsewhere in this Confirmation, Dealer represents, warrants and covenants to Counterparty that Dealer shall use commercially reasonable efforts, during any Unwind Period, to make all purchases of Shares in connection with such election in a manner that would comply with the limitations set forth in clauses (b)(1), (b)(2), (b)(3) and (b)(4) and (c) of Rule 10b-18, as if such rule were applicable to such purchases (and considering only such purchases when determining compliance with the foregoing provisions), after taking into account any applicable SEC no-action letters as appropriate, subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control; provided that, during any Unwind Period, the foregoing agreement shall not apply to purchases made to dynamically hedge for Dealer’s own account or the account of its affiliate(s) the optionality arising under in connection with such Settlement (including, for the avoidance of doubt, timing optionality); and provided, further, that, without limiting the generality of the first sentence of this paragraph (d), Dealer shall not be responsible for any failure to comply with Rule 10b-18(b)(3) to the extent any transaction that was executed (or deemed to be executed) by or on behalf of Counterparty or an “affiliated purchaser” (as defined under Rule 10b-18) pursuant to a separate agreement is not deemed to be an “independent bid” or an “independent transaction” for purposes of Rule 10b-18(b)(3).

Schedule 6-21

12.	Capped Number of Shares: Notwithstanding any other provision of the Agreement or this Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under this Confirmation a number of Shares greater than the product of 1.5 and the Number of Shares (the “Capped Number”). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that the Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 12 (the resulting deficit, the “Deficit Shares”), Counterparty shall be obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent, that (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions as of the Trade Date become no longer so reserved and (C) Counterparty authorizes any additional unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable after such Share Issuance Event (or, if later, on the Settlement Date or the date of any Private Placement Settlement for which there are Deficit Shares), deliver such Shares. Counterparty shall not, until Counterparty’s obligations under the Transaction have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transaction, any Additional Transaction and any other transaction under a confirmation entered into by the Counterparty and another dealer pursuant to the Equity Distribution Agreement between Counterparty and such dealer (each, an “Other Dealer’s Transaction”), or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transaction, any Additional Transaction or any Other Dealer's Transaction. Allocation of any Shares that become available for potential delivery to Dealer or any dealer party to an Other Dealer’s Transaction as a result of any Share Issuance Event shall be allocated to the Transaction, any Additional Transaction and any Other Dealer’s Transaction on a ratable basis in accordance with the respective remaining Share delivery obligations thereunder.

Schedule 6-22

13.	Transfer, Assignment and Designation:

(a)	Notwithstanding any provision of the Agreement to the contrary, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under the Transaction, in whole or part, to (i) an affiliate of Dealer of equal or greater creditworthiness, as determined by Counterparty in its sole discretion, (ii) an affiliate of Dealer whose obligation is guaranteed by an affiliated guarantor (the “Guarantor”) that customarily guarantees obligations of Dealer pursuant to a customary guarantee by such Guarantor used in similar transactions or (iii) to such Guarantor itself, or Dealer’s ultimate parent (being an entity other than the Guarantor), without the consent of Counterparty; provided that (x) no Event of Default, Potential Event of Default or Termination Event with respect to which Dealer or such affiliate is the Defaulting Party or an Affected Party, as the case may be, exists or would result therefrom, (x) no Acceleration Event or other event giving rise to a right or responsibility to designate an Early Valuation Date or otherwise terminate or cancel the Transaction or to make an adjustment to the terms of the Transaction would result therefrom, and (z) Counterparty shall not, as a result of such assignment or transfer, (1) be required to pay to Dealer or such affiliate an additional amount in respect of an Indemnifiable Tax, (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax as to which no additional amount is required to be paid, or (3) become subject to the jurisdiction of any state or country other than the United States of America.

(b)	Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

14.	Indemnity: Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, agents and controlling parties (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party, that arise out of, are in connection with, or relate to, a breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement, and Counterparty will reimburse any Indemnified Party for all reasonable expenses (including reasonable and documented legal fees and expenses of one counsel per relevant jurisdiction) in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Counterparty will not be liable under this Indemnity paragraph to the extent that any such loss, claim, damage, liability or expense results from an Indemnified Party’s gross negligence, bad faith or willful misconduct or Dealer’s breach of this Confirmation or the Agreement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability not resulting from its gross negligence, bad faith or willful misconduct, provided that no person guilty of fraudulent misrepresentation shall be entitled to contribution.

15.	No Collateral; Netting; Setoff:

(a)	Notwithstanding any provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral.

(b)	If on any date any Shares would otherwise be deliverable under the Transaction or any Additional Confirmation by Counterparty to Dealer and by Dealer to Counterparty, then, on such date, each party’s obligations to make delivery of such Shares will be automatically satisfied and discharged and, if the aggregate number of Shares that would otherwise have been deliverable by one party exceeds the aggregate number of Shares that would have otherwise been deliverable by the other party, replaced by an obligation upon the party by whom the larger aggregate number of Shares would have been deliverable to deliver to the other party the excess of the larger aggregate number over the smaller aggregate number.

Schedule 6-23

(c)	The parties agree that upon the occurrence of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or the Affected Party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (or any affiliate of Y) (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any affiliate of Y) owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this Section 14.

(d)	Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 14 shall be effective to create a charge or other security interest. This Section 14 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(e)	Notwithstanding anything to the contrary in the foregoing, Dealer agrees not to set off or net amounts due from Counterparty with respect to the Transaction against amounts due from Dealer (or its affiliate) to Counterparty with respect to contracts or instruments that are not Equity Contracts; provided, however, that, and notwithstanding any provision to the contrary set forth in this Confirmation or in the Agreement, Dealer may not use this provision or any other set-off or recoupment right under this Confirmation or the Agreement as a basis for any action under or nonperformance of its obligations under any loan, letter of credit or other borrowing arrangement with Counterparty as borrower and to which Dealer or any affiliate of Dealer is a participating lender, with respect to which the terms of such loan, letter of credit or other borrowing arrangement shall control. “Equity Contract” means any transaction or instrument that does not convey to Dealer rights, or the ability to assert claims, that are senior to the rights and claims of common stockholders in the event of Counterparty’s bankruptcy.

16.	Delivery of Cash: For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of the Transaction, except (i) as set forth under Section 8 above or (ii) in circumstances where the cash settlement thereof is within Counterparty’s control (including, without limitation, where Counterparty so elects to deliver cash or fails timely to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting any damages that may be payable by Counterparty as a result of a breach of or an indemnity under this Confirmation or the Agreement.

Schedule 6-24

17.	Status of Claims in Bankruptcy: Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transaction.

18.	Limit on Beneficial Ownership: Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, Shares to the extent that, upon such receipt of such Shares, and after taking into account any Shares concurrently delivered by Seller under any Additional Confirmation, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than 4.5% of the outstanding Shares (an “Excess Section 13 Ownership Position”) or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under any applicable anti-takeover state statute or regulation, Section 203 of the Delaware General Corporation Law (the “DGCL Takeover Statute”), or any state or federal bank holding company or banking laws, or other federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator, such as a state or federal banking regulator) of a Dealer Person under Applicable Laws (including, without limitation, “interested stockholder” or “acquiring person” status or similar term under the DGCL Takeover Statute) and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) [1]% of the number of Shares outstanding on the date of determination (such condition described in clause (ii), an “Excess Regulatory Ownership Position”). Dealer shall notify Counterparty promptly if, at any time, an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position has occurred or would occur as a result of a delivery by Counterparty to Dealer. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of 4.5% of the outstanding Shares or (y) the occurrence of an Excess Regulatory Ownership Position.

Schedule 6-25

19.	Acknowledgements and Agreements:

(a)	Counterparty acknowledges that:

(i)	During the term of the Transaction, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction.

(ii)	Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transaction, including acting as agent or as principal and for its own account or on behalf of customers.

(iii)	Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Settlement Price.

(iv)	Any market activities of Dealer and its affiliates with respect to the Shares may affect the market price of the Shares, as well as any Settlement Price, each in a manner that may be adverse to Counterparty.

(v)	The Transaction is a derivative transaction; Dealer and its affiliates may purchase or sell Shares for their own account at prices that may be greater than, or less than, the prices paid or received by Counterparty under the terms of the Transaction.

(b)	The parties intend for this Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of GS&Co. to Paula Dubberly of the Staff to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”).

(c)	The parties hereto intend for:

(i)	this Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, qualifying for the protections under Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 548(d)(2), 555 and 561 of the Bankruptcy Code;

(ii)	the rights given to Dealer pursuant to “Acceleration Events” in Section 8 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)	Dealer to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code;

(iv)	any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(v)	all payments for, under or in connection with the Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

Schedule 6-26

(vi)	any or all obligations that either party has with respect to this Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transaction) or any other agreement between such parties.

(d)	In addition to the representations and warranties in the Agreement and elsewhere in this Confirmation, Dealer represents and warrants to Counterparty that it is an “eligible contract participant” (as such term is defined in the Commodity Exchange Act, as amended) and an “accredited investor” (as defined in Section 2(a)(15)(ii) of the Securities Act) and that it is entering into the Transaction as principal and not for the benefit of any third party.

20.	Wall Street Transparency and Accountability Act. In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Swap Definitions, the Equity Definitions incorporated herein or the Agreement (including, but not limited to, rights arising from an Acceleration Event, Increased Cost of Stock Borrow, any condition described in clause (i) of Section 18, an Excess Regulatory Ownership Position or Illegality (as defined in the Agreement)).

21.	Notices: For the purpose of Section 12(a) of the Agreement:

(a)	Address for notices or communications to Dealer:

        [To be advised.]with a copy to

(b)	[To be advised.]Address for notices or communications to Counterparty:

        Address:      [COUNTERPARTY TO PROVIDE]

22.	Waiver of Right to Trial by Jury: EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY’S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY’S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS CONFIRMATION OR THE ACTIONS OF COUNTERPARTY AND DEALER OR ANY OF THEIR AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

23.	Severability: If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 of the Agreement to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Schedule 6-27

24.	Tax Disclosure: Notwithstanding anything to the contrary herein, in the Equity Definitions or in the Agreement, and notwithstanding any express or implied claims of exclusivity or proprietary rights, the parties (and each of their employees, representatives or other agents) are authorized to disclose to any and all persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the Transaction, and all materials of any kind (including opinions or other tax analyses) that are provided by either party to the other relating to such tax treatment and tax structure.

25.	[Role of Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder.][9]

26.	Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with a Transaction.

9 NTD: Add if relevant to Dealer.

Schedule 6-28

27.	[EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020 (“Protocol”) apply to the Agreement as if the parties had adhered to the Protocol without amendment. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Confirmation. For the purposes of this section:

(a)	Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity.

(b)	Dealer and Counterparty may use a Third Party Service Provider, and each of Dealer and Counterparty consents to such use including the communication of the relevant data in relation to Dealer and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

(c)	The Local Business Days for such purposes in relation to Dealer and Counterparty is New York, New York, USA.

(d)	The following are the applicable email addresses.

(i)	Portfolio Data:

    Dealer: MarginServicesPortRec@Dealer.com

    Counterparty: [e-mail address]

(ii)	Notice of discrepancy:

    Dealer: PortRecDiscrepancy@Dealer.com

    Counterparty: [e-mail address]

(iii)	Dispute Notice:

    Dealer: EMIRdisputenotices@Dealer.com

    Counterparty: [e-mail address]]10

28.	[NFC Representation. Counterparty represents and warrants to Dealer (which representation and warranty will be deemed to be made under the Agreement and repeated at all times while any “Transaction” under any Confirmation under the Agreement remains outstanding, unless the Counterparty notifies the Dealer promptly otherwise of any change in its status from that represented) that:

(a)	it is an entity established outside the European Union and the United Kingdom of Great Britain and Northern Ireland (the “UK”) that would constitute (i) a non-financial counterparty (as such term is defined in Regulation (EU) No 648/2012 of the European Parliament and of the Council on OTC derivatives, central counterparties and trade repositories dated 4 July 2012 (“EMIR”)) if it were established in the European Union, and (ii) a non-financial counterparty (as defined in EMIR as it forms part of ‘retained EU law’ (as defined in the European Union (Withdrawal) Act 2018 (as amended from time to time)) (“UK EMIR”)) if it were established in the United Kingdom; and

(b)	as at the date of the trade, the entity would not have executed a sufficient amount of derivative activity such that the month-end average notional during the previous 12 months would classify the entity as exceeding the “clearing” threshold, as established by EMIR or UK EMIR, as relevant, if the entity were established in the European Union or the United Kingdom.][11]

10 NTD: Add if relevant to Dealer.

11 NTD: Add if relevant to Dealer.

Schedule 6-29

29.	[Bail-in Protocol. The parties agree that the provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement, provided that the definition of “UK Bail-in Power” in the Attachment shall be deleted and replaced with the following definition:

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

The Agreement shall be deemed a “Protocol Covered Agreement” for the purposes of the Attachment and the Implementation Date for the purposes of the Attachment shall be deemed to be the date of this Confirmation. In the event of any inconsistencies between the Attachment and the other provisions of the Agreement, the Attachment will prevail.]12

30.	[Contractual Recognition of UK Stay Resolution. Notwithstanding anything contained in the Agreement, the parties agree that the provisions of the 2020 UK (PRA Rule) Jurisdictional Module (the “UK Module”) published by the International Swaps and Derivatives Association, Inc. on 22 December 2020, as amended from time to time, shall be deemed to be incorporated into the Agreement as if references in those provisions to “Covered Agreement” were references to the Agreement, and on the basis that: (i) Dealer shall be treated as a “Regulated Entity” and as a “Regulated Entity Counterparty” with respect to Counterparty, (ii) Counterparty shall be treated as a “Module Adhering Party”, and (iii) references to the “Implementation Date” in the UK Module shall be deemed to be the date of this Confirmation.][13]

31.	Ownership Limit. Counterparty represents and undertakes to Dealer that Dealer, solely in its capacity as “Forward Purchaser” or “Forward Seller” (each as defined in the Equity Distribution Agreement) and any of its agents or affiliates, each solely with respect to its entering into and consummating the transactions contemplated by this Confirmation and the Equity Distribution Agreement, will not collectively with any other Forward Purchasers or Forward Sellers or their agents or affiliates acting in connection with other Confirmations or the Equity Distribution Agreement, be subject to the ownership limitations set forth in paragraph (i) of Section 7.2.1 of Article VII of the Counterparty’s Articles of Amendment and Restatement of Declaration of Trust, as amended, (the “Articles”) solely with respect to whether such ownership limitations have been exceeded by reason of being a “group” (as referenced in the definition of Person in Section 7.1 of Article VII of the Articles); provided, however, that such parties shall remain subject to all of the ownership limits of Section 7.2.1 of Article VII of the Articles as they apply to them individually or as part of any such “group” otherwise than as specified above.

12 NTD: Add if relevant to Dealer.

13 NTD: Add if relevant to Dealer.

Schedule 6-30

32.	Schedule Provisions:

(a)            Other:

(i)	Cross Default: The provisions of Section 5(a)(vi) of the Agreement will apply to Dealer and will apply to Counterparty with a Threshold Amount of 3% of the [shareholders’] [members’] equity of Dealer[’s [ultimate] parent] and Counterparty; provided that, in each case, the text “, or becoming capable at such time of being declared,” shall be deleted from Section 5(a)(vi)(1) of the Agreement.

(ii)	“Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business.

(iii)	The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to Dealer and will not apply to Counterparty.

(iv)	The following language shall be added to the end of Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”

(v)	“Specified Entity” means, in relation to Counterparty, “Not Applicable” for the purposes of Sections 5(a)(v), (vi), (vii) and 5(b)(iv); “Credit Support Document”, “Credit Support Provider” and “Affiliate” each mean, in relation to Counterparty, “None”.

(b)            Part 2(b) of the ISDA Schedule – Payee Representation:

For the purpose of Section 3(f) of the Agreement, Counterparty makes the following representation to Dealer:

[Counterparty is a corporation established under the laws of the State of Delaware and is a U.S. person (as that term is defined in Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended).]

Schedule 6-31

For the purpose of Section 3(f) of the Agreement, Dealer makes the following representation to Counterparty:

[It is a national banking association organized or formed under the laws of the United States and is a United States resident for United States federal income tax purposes.]

[(A)	Each payment received or to be received by it in connection with the Agreement is effectively connected with its conduct of a trade or business within the United States; and

(B)	It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes.][14]

(c)	Part 3(a) of the ISDA Schedule – Tax Forms:

Party Required to Deliver Document

	Form/Document/Certificate	Date by which to be Delivered
Counterparty	A complete and duly executed United States Internal Revenue Service Form W-9 (or successor thereto.)	(i) Upon execution and delivery of the Agreement; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such Form previously provided by Counterparty has become obsolete or incorrect.
Counterparty	Secretary’s Certificate (or resolution of the Board) in form and substance reasonably acceptable to Dealer covering Counterparty’s power and authority to enter into the Transaction and to perform its obligations thereunder and covering non-contravention with Counterparty’s organizational documents and material contracts and incumbency certificate (or other form of signature specimen).	Upon execution and delivery of the Agreement.
Dealer	A complete and duly executed United States Internal Revenue Service Form [W-9][W-8ECI] (or successor thereto.)	(i) Upon execution and delivery of the Agreement; and (ii) promptly upon learning that any such Form previously provided by Dealer has become obsolete or incorrect.

14 NTD: To be added by Dealer.

Schedule 6-32

33.	Counterparts. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Confirmation or the Agreement.

[Signature page to follow. Remainder of page intentionally left blank]

Schedule 6-33

Yours sincerely,

DEALER

By:
Name:
Title: Authorized Signatory

Confirmed as of the date first above written:

CUBESMART

By:
Name:
Title:

Restricted - External

[Signature Page to the Forward Sale Confirmation]

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date*	Forward Price Reduction Amount
[●]	USD [●]
[●]	USD [●]
[●]	USD [●]
[●]	USD [●]
[●]	USD [●]
[●]	USD [●]

*	Insert expected ex-dividend dates

Schedule I-1

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Restricted Shares pursuant to Section 9 above (a “Private Placement Settlement”), then:

(a) the delivery of Restricted Shares by Counterparty shall be effected in accordance with customary private placement procedures for issuers comparable to Counterparty with respect to such Restricted Shares reasonably acceptable to Dealer. Counterparty shall not take, or cause to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer);

(b)  as of or prior to the date of delivery, Dealer and any potential purchaser of any such Restricted Shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for similar sized private placements of equity securities for issuers comparable to Counterparty (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that, prior to receiving or being granted access to any such information, any such potential purchaser may be required by Counterparty to enter into a customary non-disclosure agreement with Counterparty in respect of any such due diligence investigation;

(c)  as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such Restricted Shares by Counterparty to Dealer (or any such affiliate) and the private resale of such Restricted Shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities); provided that, prior to receiving or being granted access to any such information, any such potential purchaser may be required by Counterparty to enter into a customary non-disclosure agreement with Counterparty in respect of any such due diligence investigation, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the mutual indemnification of, and contribution in connection with the liability of the parties and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all fees and expenses in connection with such resale, including all reasonable fees and expenses of one outside counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty customary for issuers comparable to Counterparty and reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d)  in connection with the private placement of such Restricted Shares by Counterparty to Dealer (or any such affiliate) and the private resale of such Restricted Shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum customary for comparable private placements and issuers comparable to Counterparty and otherwise in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder and/or the applicable Daily Forward Price(s) in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of transferability and liquidity in Restricted Shares based on actual charges incurred or discounts given.

Annex A-1

If Counterparty delivers any Restricted Shares in respect of the Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

Annex A-2

ANNEX B

PRICING SUPPLEMENT

[Dealer Letterhead]

[•], 20[•]

Attn: [•]

Telephone: [•]

E-mail: [•]

Ladies and Gentlemen:

This is the “Pricing Supplement” contemplated by the Issuer Forward Transaction dated [•], 20[•] (the “Confirmation”), between CubeSmart (“Counterparty”) and [•] (“Dealer”).

For all purposes under the Confirmation,

(a) the Hedge Completion Date is [•];

(b) the Number of Shares shall be [•], subject to further adjustment in accordance with the terms of the Confirmation;

(c) the Initial Forward Price shall be USD [•]; and

(d) the Spread shall be [•] basis points.

Very truly yours,

DEALER

By:
Name:
Title:

Confirmed as of the date first written above:

CUBESMART

By:
Name:
Title:

Annex B-1

schedule 7

Schedule of Subsidiaries

Subsidiary	Jurisdiction of Organization
1 Ellis St, LLC	Delaware
101 OLD WINDSOR ROAD, LLC	Delaware
1038 W 35TH ST., LLC	Delaware
10400 Riverside Drive, LLC	Delaware
1053 CROMWELL AVENUE, LLC	Delaware
1074 RARITAN ROAD TRS, LLC	Delaware
1074 Raritan Road, LLC	Delaware
111 Cedar Street Investors, LLC	Delaware
115 Cedar Street Investors, LLC	Delaware
12250 El Dorado Parkway, LLC	Delaware
12902 South 301 Highway, LLC	Delaware
1518 S Washington Ave, LLC	Delaware
1575 NORTH BLAIRS BRIDGE ROAD, LLC	Delaware
1830 E ROOSEVELT RD., LLC	Delaware
186 JAMAICA AVE, LLC	Delaware
191 III CUBE GA SUB LLC	Delaware
191 IV 225 LORDSHIP BLVD, LLC	Delaware
191 IV 9199 RED BRANCH ROAD, LLC	Delaware
191 IV CUBE LLC	Delaware
191 V 1500 NORTHPARK DRIVE, LLC	Delaware
191 V CUBE LLC	Delaware
2225 46TH ST, LLC	Delaware
2301 TILLOTSON AVE, LLC	Delaware
251 JAMAICA AVE, LLC	Delaware
2701 S. CONGRESS AVENUE, LLC	Delaware
2880 Exterior St, LLC	Delaware
295 E. Ocotillo Road, LLC	Delaware
300 E IL ROUTE 22, LLC	Delaware
3068 CROPSEY AVENUE, LLC	Delaware
3103 N. Decatur Road, LLC	Delaware
33-24 Woodside Avenue, LLC	Delaware
3437 Astoria LLC	Delaware
3437 Astoria TRS, LLC	Delaware
350 Main Street, LLC	Delaware
3526 OAKTON ST., LLC	Delaware
38-01 47TH Avenue, LLC	Delaware
38300 North Gantzel Road, LLC	Delaware
41-06 Delong Street - Retail, LLC	Delaware
41-06 Delong Street, LLC	Delaware
4211 BELLAIRE BLVD., LLC	Delaware
430 1ST AVENUE SOUTH, LLC	Delaware
4370 Fountain Hills Drive NE, LLC	Delaware
444 55TH STREET, LLC	Delaware
4441 Alma Road, LLC	Delaware
5 Old Lancaster Associates, LLC	Pennsylvania
500 MILDRED AVENUE PRIMOS, LLC	Delaware
5505 Maple Ave, LLC	Delaware
5700 WASHINGTON AVENUE, LLC	Delaware
5715 BURNET ROAD, LLC	Delaware
610 SAWDUST ROAD, LLC	Delaware

619 Somerset St, LLC	Delaware
7205 Vanderbilt Way, LLC	Delaware
7605-7645 QUINCY AVE, LLC	Delaware
8 Breiderhoft Rd, LLC	Delaware
8552 BAYMEADOWS ROAD, LLC	Delaware
9641 Annapolis Road, LLC	Delaware
Astoria Investors, LLC	Delaware
California Yacht Club	California
Club Holding Corp.	California
CS 1031 Acquisition, LLC	Delaware
CS 1158 MCDONALD AVE, LLC	Delaware
CS 160 EAST 22ND ST, LLC	Delaware
CS 2087 HEMPSTEAD TPK, LLC	Delaware
CS 750 W MERRICK RD, LLC	Delaware
CS ANNAPOLIS, LLC	Delaware
CS CAPITAL INVESTORS, LLC	Delaware
CS FLORIDA AVENUE, LLC	Delaware
CS LOCK UP ANOKA TRS, LLC	Delaware
CS LOCK UP ANOKA, LLC	Delaware
CS SHIRLINGTON, LLC	Delaware
CS SNL NEW YORK AVE, LLC	Delaware
CS VALLEY FORGE VILLAGE STORAGE TRS, LLC	Delaware
CS VALLEY FORGE VILLAGE STORAGE, LLC	Delaware
CS Vienna TRS, LLC	Delaware
CS Vienna, LLC	Delaware
CUBE HHF Limited Partnership	Delaware
CUBE HHF NORTHEAST CT, LLC	Delaware
CUBE HHF NORTHEAST MA, LLC	Delaware
CUBE HHF NORTHEAST RI, LLC	Delaware
CUBE HHF NORTHEAST SUB HOLDINGS LLC	Delaware
CUBE HHF NORTHEAST TRS, LLC	Delaware
CUBE HHF NORTHEAST VENTURE LLC	Delaware
CUBE HHF NORTHEAST VT, LLC	Delaware
CUBE HHF TRS, LLC	Delaware
CUBE IV TRS LLC	Delaware
CUBE V TRS LLC	Delaware
CUBE VENTURE GP, LLC	Delaware
CubeSmart	Maryland
CUBESMART 338 3RD AVENUE, LLC	Delaware
CUBESMART 39-25 21ST STREET, LLC	Delaware
CubeSmart Asset Management, LLC	Delaware
CUBESMART BARTOW, LLC	Delaware
CUBESMART BOSTON ROAD, LLC	Delaware
CUBESMART EAST 135TH, LLC	Delaware
CubeSmart Management, LLC	Delaware
CUBESMART SOUTHERN BLVD, LLC	Delaware
CubeSmart TRS, Inc.	Ohio
CubeSmart, L.P.	Delaware
DFW METRO SS LP	Texas
DFW METRO SS TRS LLC	Delaware
Fontana Self Storage TRS, LLC	Delaware
Fontana Self Storage, LLC	Delaware
HT Chelsea SS LP	Delaware
HT Chelsea SS Owner GP LLC	Delaware
HT Chelsea SS Owner LP	Texas
HT Chelsea SS TRS LLC	Delaware

HT COUNTRY CLUB SS LP	Delaware
HT COUNTRY CLUB SS OWNER LLC	Delaware
HT COUNTRY CLUB SS OWNER LP	Texas
HT CREEK VALLEY SS LP	Delaware
HT CREEK VALLEY SS OWNER LLC	Delaware
HT CREEK VALLEY SS OWNER LP	Texas
HT DFW METRO SS LP	Delaware
HT DFW METRO SS OWNER LLC	Delaware
HT EXCHANGE PKWY SS LP	Delaware
HT EXCHANGE PKWY SS Owner LLC	Delaware
HT EXCHANGE PKWY SS OWNER LP	Texas
HT LUNA RD SS LP	Delaware
HT LUNA RD SS OWNER LLC	Delaware
HT LUNA RD SS OWNER LP	Texas
HT N AVE SS LP	Delaware
HT N AVE SS OWNER LLC	Delaware
HT N AVE SS OWNER LP	Texas
LAACO, Ltd.	California
Lantana Property Owner's Association, Inc.	Florida
New Rochelle Investors, LLC	Delaware
Nuvo Business Center at the Gardens Property Owners Association, Inc.	Florida
Old Lancaster Venture, L.P.	Pennsylvania
PSI Atlantic Holbrook NY, LLC	Delaware
PSI Atlantic Lithia Springs GA, LLC	Delaware
PSI Atlantic Villa Rica GA, LLC	Delaware
PSI Atlantic Villa Rica Parcel Owner, LLC	Delaware
R STREET STORAGE ASSOCIATES, LLC	Maryland
Rancho Cucamonga Self Storage TRS, LLC	Delaware
Rancho Cucamonga Self Storage, LLC	Delaware
SHIRLINGTON RD TRS, LLC	Delaware
SHIRLINGTON RD, LLC	Delaware
U-Store-It Development LLC	Delaware
U-Store-It Trust Luxembourg S.ar.l.	Luxembourg
Valley Forge Storage Venture, LLC	Delaware
Wider Reach, LLC	Delaware
YSI HART TRS, INC	Delaware
YSI II LLC	Delaware
YSI XXXIII, LLC	Delaware
YSI XXXVII, LLC	Delaware

EXHIBIT 4(m)

CubeSmart
CubeSmart, L.P.

FORM OF Officer’s Certificate

[●], 20[●]

Pursuant to Section 4(m) of the Equity Distribution Agreement by and among CubeSmart, a Maryland real estate investment trust (the “Company”) and CubeSmart, L.P., a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), and each of Wells Fargo Securities, LLC, Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, Nomura Securities International, Inc., Regions Securities LLC and Truist Securities, Inc., each as sales agent or principal (except in the case of Nomura Securities International, Inc.) and, if applicable, forward seller (except in the case of BTIG, LLC, in which case the relevant forward seller is Nomura Securities International, Inc. (acting through BTIG, LLC as agent)) (in any such capacity, each an “Agent,” and, collectively, the “Agents”), and each of Wells Fargo Bank, National Association, Bank of America, N.A., Bank of Montreal, Barclays Bank PLC, Goldman Sachs & Co. LLC, Jefferies LLC, Nomura Global Financial Products, Inc., Regions Securities LLC and Truist Bank (each in its capacity as purchaser under any Confirmation, each a “Forward Purchaser,” and, collectively, the “Forward Purchasers”), dated as of March 3, 2025 (the “Equity Distribution Agreement”), the undersigned, [●], the duly qualified and elected [●] of the Company, hereby certifies solely in such capacity and on behalf of the Company, in its own capacity and in its capacity as general partner of the Operating Partnership, that to [his or her] knowledge:

(i)            the representations and warranties of each of the Transaction Entities, as applicable, in Section 1 of the Equity Distribution Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or a Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date;

(ii)            each of the Transaction Entities, as applicable, has performed all obligations, complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Equity Distribution Agreement at or prior to the date hereof;

(iii)           no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A under the Securities Act has been initiated or, to the knowledge of either of the Transaction Entities, threatened by the Commission;

(iv)          the Prospectus Supplement and each issuer free writing prospectus have been timely filed with the Commission under the Securities Act (in the case of an issuer free writing prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; and

(v)            since the date of the most recent financial statements included in or incorporated by reference into the Registration Statement, the Prospectus and each Issuer Free Writing Prospectus or since the respective dates as of which information is given in the Registration Statement, the Prospectus and each issuer free writing prospectus, there has not been any Material Adverse Change.

Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Equity Distribution Agreement.

CUBESMART

By:
Name:
Title:

EXHIBIT 4(n)(1)

Form of Opinion of Troutman Pepper Locke LLP

(see attached)

EXHIBIT 4(n)(2)

Form of Tax Opinion of Troutman Pepper Locke LLP

(see attached)